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Exhibit 99.1

SIMON PROPERTY GROUP

EARNINGS RELEASE & SUPPLEMENTAL INFORMATION
UNAUDITED FOURTH QUARTER 2015

(1)
Includes reconciliation of consolidated net income to funds from operations.

4Q 2015 SUPPLEMENTAL	1

EARNINGS RELEASE

Contacts:		FOR IMMEDIATE RELEASE
Tom Ward	317-685-7330 Investors
Les Morris	317-263-7711 Media

SIMON PROPERTY GROUP REPORTS FOURTH QUARTER AND FULL YEAR 2015 RESULTS

INDIANAPOLIS, January 29, 2016 - Simon, a leading global retail real estate company, today reported results for the quarter and twelve months ended December 31, 2015.

RESULTS FOR THE YEAR

•
Funds from Operations ("FFO") was $3.571 billion, or $9.86 per diluted share, as compared to $3.235 billion, or $8.90 per diluted share, in the prior year period. Included in the 2015 results is $0.22 per diluted share related to a gain upon sale of marketable securities and $0.33 per diluted share loss related to the redemption of two series of senior notes of Simon Property Group, L.P.

•
Growth in comparable FFO per diluted share for the twelve months ended December 31, 2015 was 11.4%(1).

•
Net income attributable to common stockholders was $1.824 billion, or $5.88 per diluted share, as compared to $1.405 billion, or $4.52 per diluted share, in the prior year period.

RESULTS FOR THE QUARTER

•
Funds from Operations ("FFO") was $866.5 million, or $2.40 per diluted share, as compared to $896.7 million, or $2.47 per diluted share, in the prior year period. The fourth quarter 2015 results include a loss on the extinguishment of debt of $121.0 million, or $0.33 per diluted share.

•
Growth in comparable FFO per diluted share for the three months ended December 31, 2015 was 10.5%(1).
•
Net income attributable to common stockholders was $392.3 million, or $1.27 per diluted share, as compared to $405.0 million, or $1.30 per diluted share, in the prior year period.

1
For a reconciliation of FFO and net income per diluted share on a comparable basis, please see Footnote H of the Footnotes to Unaudited Reconciliation of Non-GAAP Financial Measures.

4Q 2015 SUPPLEMENTAL	2

EARNINGS RELEASE

"I am very pleased to report another year of industry-leading growth with record earnings and dividends for our company," said David Simon, Chairman and Chief Executive Officer. "Over the last five years, our FFO and dividends per share have achieved compound annual growth rates of 14% and 18%, respectively. We expect to achieve industry-leading growth again in 2016, driven by our unparalleled execution, irreplaceable assets and fortress balance sheet."

U.S. MALLS AND PREMIUM OUTLETS OPERATING STATISTICS

	AS OF DECEMBER 31,
			YEAR-OVER-YEAR CHANGE
	2015	2014
Occupancy (1)	96.1%	97.1%	–100 bps
Base Minimum Rent per sq. ft. (1)	$48.96	$47.01	+4.1%
Releasing Spread per sq. ft. (1)(2)	$10.62	$9.59	+$1.03
Releasing Spread (percentage change) (1)(2)	18.0%	16.6%	+140 bps
Total Sales per sq. ft. (3)	$620	$619	+0.1%
(1)
Represents mall stores in Malls and all owned square footage in Premium Outlets.
(2)
Same space measure that compares opening and closing rates on individual spaces leased during trailing 12-month period.
(3)
Trailing 12-month sales per square foot for mall stores less than 10,000 square feet in Malls and stores less than 20,000 square feet in Premium Outlets for 2015.

COMPARABLE PROPERTY NET OPERATING INCOME ("NOI")

Comparable property NOI growth for the twelve months ended December 31, 2015 was 3.7%. The growth for the three months ended December 31, 2015 was 3.4%. Comparable properties include U.S. Malls, Premium Outlets and The Mills. Comparable property NOI in the fourth quarter was affected by a year-over-year decrease in overage rent due to the effect the stronger dollar had on tenant sales at the Company's tourist-oriented centers.

DIVIDENDS

Today Simon's Board of Directors declared a quarterly common stock dividend of $1.60 per share. This is a 14.3% increase year-over-year. The dividend will be payable on February 29, 2016 to stockholders of record on February 12, 2016.

Simon's Board of Directors also declared the quarterly dividend on its 8 3/8% Series J Cumulative Redeemable Preferred Stock (NYSE: SPGPrJ) of $1.046875 per share, payable on March 31, 2016 to stockholders of record on March 17, 2016.

4Q 2015 SUPPLEMENTAL	3

EARNINGS RELEASE

DEVELOPMENT ACTIVITY

During the fourth quarter, we opened two new Premium Outlets and completed two significant expansions.

•
On October 1st, we opened Tucson Premium Outlets, a 367,000 square foot center with more than 90 retailers featuring high-quality designer and name brands. Simon owns 100% of this center.

•
On October 9th, we completed a new two-level, 260,000 square foot 'Fashion Wing' expansion at Del Amo Fashion Center, anchored by a new Nordstrom store. Simon owns a 50% interest in this center.

•
On October 29th, Tampa Premium Outlets opened with 441,000 square feet of high-quality, name brand stores. Simon owns 100% of this center.

•
In December, we completed a 56,000 square foot expansion of The Colonnade at Sawgrass Mills. Simon owns 100% of this center.

Construction continues on other significant expansion projects including Roosevelt Field, King of Prussia, Stanford Shopping Center, The Galleria in Houston, and Woodbury Common Premium Outlets.

During the fourth quarter, construction started on a transformational redevelopment of The Shops at Riverside to offer a complete luxury shopping, dining and entertainment experience that will further establish this landmark property as the luxury hub in Bergen County, New Jersey. Construction also started on Siheung Premium Outlets, a 399,000 square foot center in Siheung (Seoul), South Korea scheduled to open in April 2017. Simon owns 50% of this project.

At quarter-end, redevelopment and expansion projects, including the addition of new anchors, were underway at 29 properties in the U.S. and Europe. Simon's share of the costs of all new development and redevelopment projects under construction at quarter-end was approximately $2.1 billion.

FINANCING ACTIVITY

The Company was active in both the unsecured and secured credit markets in 2015 continuing to lower our effective borrowing costs and extend our maturity profile.

The Company completed two senior notes offerings, one in U.S. dollars and the other in Euros, totaling $1.9 billion (U.S. dollar equivalent), with a weighted average coupon rate of 2.34% and weighted average term of 7.5 years. During the year, we redeemed four series of senior notes comprising approximately $1.7 billion at a weighted average coupon rate of 6.00%. The two new notes offerings were approximately 370 basis points lower in rate than the notes we redeemed during the year.

The Company also amended and extended its $2.0 billion revolving credit facility, increasing its capacity to $2.75 billion, and reducing its pricing to LIBOR plus 80 basis points and the facility fee down to 10 basis points while extending the term to June 30, 2020.

With regard to secured debt activity, we completed 23 new loans totaling approximately $4.3 billion (U.S. dollar equivalent), of which Simon's share is $2.8 billion. The weighted average interest rate and term on these loans is 3.28% and 8.5 years, respectively.

4Q 2015 SUPPLEMENTAL	4

EARNINGS RELEASE

As of year-end, and prior to the January notes offering, Simon had approximately $5.5 billion of liquidity consisting of cash on hand, including its share of joint venture cash, and available capacity under its revolving credit facilities.

In addition, on January 8, 2016, Simon issued $1.35 billion of senior notes consisting of $550 million of 2.50% notes due 2021 and $800 million of 3.30% notes due 2026. Combined, the issuance has a weighted average term of 8.2 years and a weighted average coupon rate of 2.97%.

2016 GUIDANCE

The Company currently estimates that FFO will be within a range of $10.70 to $10.80 per diluted share for the year ending December 31, 2016, with net income to be within a range of $5.95 to $6.05 per diluted share.

The following table provides the reconciliation for the expected range of estimated net income available to common stockholders per diluted share to estimated FFO per diluted share:

For the year ending December 31, 2016

	LOW END	HIGH END
Estimated net income available to common stockholders per diluted share	$5.95	$6.05
Depreciation and amortization including Simon's share of unconsolidated entities	4.75	4.75

Estimated FFO per diluted share	$10.70	$10.80

CONFERENCE CALL

Simon will hold a conference call to discuss the quarterly financial results today at 11:00 a.m. Eastern Time, Friday, January 29, 2016. A live webcast of the conference call will be accessible in listen-only mode at investors.simon.com. An audio replay of the conference call will be available until February 5, 2016. To access the audio replay, dial 1-888-286-8010 (international 617-801-6888) passcode 82875834.

SUPPLEMENTAL MATERIALS AND WEBSITE

Supplemental information on our fourth quarter 2015 performance is available at investors.simon.com. This information has also been furnished to the SEC in a current report on Form 8-K.

We routinely post important information online at our investor relations website, investors.simon.com. We use this website, press releases, SEC filings, quarterly conference calls, presentations and webcasts to disclose material, non-public information in accordance with Regulation FD. We encourage members of the investment community to monitor these distribution channels for material disclosures. Any information accessed through our website is not incorporated by reference into, and is not a part of, this document.

4Q 2015 SUPPLEMENTAL	5

EARNINGS RELEASE

NON-GAAP FINANCIAL MEASURES

This press release includes FFO, FFO per share, comparable FFO per share, comparable earnings per share and comparable property net operating income growth, which are financial performance measures not defined by generally accepted accounting principles in the United States ("GAAP"). Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures are included in this press release and in Simon's supplemental information for the quarter. FFO and comparable property net operating income growth are financial performance measures widely used in the REIT industry. Our definitions of these non-GAAP measures may not be the same as similar measures reported by other REITs.

FORWARD-LOOKING STATEMENTS

Certain statements made in this press release may be deemed "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Although the Company believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, the Company can give no assurance that its expectations will be attained, and it is possible that the Company's actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks, uncertainties and other factors. Such factors include, but are not limited to: the Company's ability to meet debt service requirements, the availability and terms of financing, changes in the Company's credit rating, changes in market rates of interest and foreign exchange rates for foreign currencies, changes in value of investments in foreign entities, the ability to hedge interest rate and currency risk, risks associated with the acquisition, development, expansion, leasing and management of properties, general risks related to retail real estate, the liquidity of real estate investments, environmental liabilities, international, national, regional and local economic conditions, changes in market rental rates, security breaches that could compromise our information technology or infrastructure or personally identifiable data of customers of our retail properties, trends in the retail industry, relationships with anchor tenants, the inability to collect rent due to the bankruptcy or insolvency of tenants or otherwise, risks relating to joint venture properties, the intensely competitive market environment in the retail industry, costs of common area maintenance, risks related to international activities, insurance costs and coverage, the loss of key management personnel, terrorist activities, changes in economic and market conditions and maintenance of our status as a real estate investment trust. The Company discusses these and other risks and uncertainties under the heading "Risk Factors" in its annual and quarterly periodic reports filed with the SEC. The Company may update that discussion in its periodic reports, but except as required by law, the Company undertakes no duty or obligation to update or revise these forward-looking statements, whether as a result of new information, future developments, or otherwise.

ABOUT SIMON

Simon is a global leader in retail real estate ownership, management and development and a S&P100 company (Simon Property Group) (NYSE:SPG). Our industry-leading retail properties and investments across North America, Europe and Asia provide shopping experiences for millions of consumers every day and generate billions in annual retail sales. For more information, visit simon.com.

4Q 2015 SUPPLEMENTAL	6

EARNINGS RELEASE

Simon Property Group, Inc. and Subsidiaries
Unaudited Consolidated Statements of Operations
(Dollars in thousands, except per share amounts)

	FOR THE THREE MONTHS ENDED DECEMBER 31,		FOR THE TWELVE MONTHS ENDED DECEMBER 31,
	2015	2014	2015	2014
REVENUE:
Minimum rent	$832,396	$771,312	$3,142,347	$2,962,295
Overage rent	70,651	83,769	194,070	207,104
Tenant reimbursements	367,921	344,096	1,445,623	1,362,412
Management fees and other revenues	44,792	37,081	158,466	138,226
Other income	64,861	60,862	325,597	200,781

Total revenue	1,380,621	1,297,120	5,266,103	4,870,818

EXPENSES:
Property operating	110,564	104,280	425,983	398,598
Depreciation and amortization	304,325	294,458	1,177,568	1,143,827
Real estate taxes	105,321	93,131	432,840	384,189
Repairs and maintenance	27,770	27,178	101,369	100,016
Advertising and promotion	36,127	37,528	134,854	136,656
Provision for credit losses	463	3,366	6,635	12,001
Home and regional office costs	42,362	37,577	154,816	158,576
General and administrative	15,147	15,116	60,329	59,958
Other	28,812	29,198	102,836	91,655

Total operating expenses	670,891	641,832	2,597,230	2,485,476

OPERATING INCOME	709,730	655,288	2,668,873	2,385,342
Interest expense	(230,896)	(233,655)	(923,697)	(992,601)
Loss on extinguishment of debt	(120,953)	–	(120,953)	(127,573)
Income and other taxes	(6,731)	(8,008)	(20,170)	(28,085)
Income from unconsolidated entities	81,517	58,301	284,806	226,774
Gain upon acquisition of controlling interests and sale or disposal of assets and interests in unconsolidated entities, net	27,250	4,066	250,516	158,308

Consolidated income from continuing operations	459,917	475,992	2,139,375	1,622,165
Discontinued operations and gain on disposal	–	–	–	67,524
Discontinued operations transaction expenses	–	–	–	(38,163)

CONSOLIDATED NET INCOME	459,917	475,992	2,139,375	1,651,526
Net income attributable to noncontrolling interests	66,786	70,110	311,655	242,938
Preferred dividends	834	834	3,337	3,337

NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$392,297	$405,048	$1,824,383	$1,405,251

BASIC AND DILUTED EARNINGS PER COMMON SHARE:
Income from continuing operations	$1.27	$1.30	$5.88	$4.44
Discontinued operations	–	–	–	0.08

Net income attributable to common stockholders	$1.27	$1.30	$5.88	$4.52

4Q 2015 SUPPLEMENTAL	7

EARNINGS RELEASE

Simon Property Group, Inc. and Subsidiaries
Consolidated Balance Sheets
(Dollars in thousands, except share amounts)

	DECEMBER 31, 2015	DECEMBER 31, 2014
ASSETS:
Investment properties at cost	$33,463,124	$31,318,532
Less - accumulated depreciation	9,915,386	8,950,747

	23,547,738	22,367,785
Cash and cash equivalents	701,134	612,282
Tenant receivables and accrued revenue, net	624,605	580,197
Investment in unconsolidated entities, at equity	2,481,574	2,378,800
Investment in Klepierre, at equity	1,943,363	1,786,477
Deferred costs and other assets	1,352,259	1,806,789

Total assets	$30,650,673	$29,532,330

LIABILITIES:
Mortgages and unsecured indebtedness	$22,502,173	$20,852,993
Accounts payable, accrued expenses, intangibles, and deferred revenues	1,323,801	1,259,681
Cash distributions and losses in partnerships and joint ventures, at equity	1,368,544	1,167,163
Other liabilities	214,249	275,451

Total liabilities	25,408,767	23,555,288

Commitments and contingencies
Limited partners' preferred interest in the Operating Partnership	25,537	25,537
EQUITY:
Stockholders' Equity
Capital stock (850,000,000 total shares authorized, $0.0001 par value, 238,000,000 shares of excess common stock, 100,000,000 authorized shares of preferred stock):
Series J 8 3/8% cumulative redeemable preferred stock, 1,000,000 shares authorized, 796,948 issued and outstanding with a liquidation value of $39,847	43,733	44,062
Common stock, $0.0001 par value, 511,990,000 shares authorized, 314,806,914 and 314,320,664 issued and outstanding, respectively	31	31
Class B common stock, $0.0001 par value, 10,000 shares authorized, 8,000 issued and outstanding	–	–
Capital in excess of par value	9,384,450	9,422,237
Accumulated deficit	(4,266,930)	(4,208,183)
Accumulated other comprehensive loss	(252,686)	(61,041)
Common stock held in treasury at cost, 5,394,345 and 3,540,754 shares, respectively	(437,134)	(103,929)

Total stockholders' equity	4,471,464	5,093,177
Noncontrolling interests	744,905	858,328

Total equity	5,216,369	5,951,505

Total liabilities and equity	$30,650,673	$29,532,330

4Q 2015 SUPPLEMENTAL	8

EARNINGS RELEASE

Simon Property Group, Inc. and Subsidiaries
Unaudited Joint Venture Statements of Operations
(Dollars in thousands)

	FOR THE THREE MONTHS ENDED DECEMBER 31,		FOR THE YEAR ENDED DECEMBER 31,
	2015	2014	2015	2014
REVENUE:
Minimum rent	$475,967	$457,286	$1,801,023	$1,746,549
Overage rent	55,058	50,332	191,249	183,478
Tenant reimbursements	201,959	197,579	799,420	786,351
Other income	66,126	64,626	236,726	293,419

Total revenue	799,110	769,823	3,028,418	3,009,797
OPERATING EXPENSES:
Property operating	132,270	140,559	530,798	574,706
Depreciation and amortization	159,358	162,059	594,973	604,199
Real estate taxes	58,336	54,222	231,154	221,745
Repairs and maintenance	19,921	19,329	73,286	71,203
Advertising and promotion	21,288	18,038	75,773	72,496
Provision for credit losses	1,217	2,239	4,153	6,527
Other	47,289	46,484	169,504	187,729

Total operating expenses	439,679	442,930	1,679,641	1,738,605

OPERATING INCOME	359,431	326,893	1,348,777	1,271,192
Interest expense	(149,792)	(149,388)	(593,187)	(598,900)

INCOME FROM CONTINUING OPERATIONS	209,639	177,505	755,590	672,292
Income from operations of discontinued joint venture interests	–	–	–	5,079
Gain on sale or disposal of assets and interests in unconsolidated entities, net	31,397	–	67,176	–

NET INCOME	$241,036	$177,505	$822,766	$677,371

THIRD-PARTY INVESTORS' SHARE OF NET INCOME	$108,559	$88,789	$405,456	$348,127

OUR SHARE OF NET INCOME	132,477	88,716	417,310	329,244
AMORTIZATION OF EXCESS INVESTMENT (A)	(23,407)	(23,295)	(94,828)	(99,463)
OUR SHARE OF LOSS FROM UNCONSOLIDATED DISCONTINUED OPERATIONS	–	–	–	(652)
OUR SHARE OF GAIN ON SALE OR DISPOSAL OF ASSETS AND INTERESTS IN UNCONSOLIDATED ENTITIES, NET	(27,250)	–	(43,589)	–

INCOME FROM UNCONSOLIDATED ENTITIES (B)	$81,820	$65,421	$278,893	$229,129

Note:
The above financial presentation does not include any information related to our investment in Klépierre S.A.
("Klépierre"). For additional information, see footnote B.

4Q 2015 SUPPLEMENTAL	9

EARNINGS RELEASE

Simon Property Group, Inc. and Subsidiaries
Unaudited Joint Venture Balance Sheets
(Dollars in thousands)

	DECEMBER 31, 2015	DECEMBER 31, 2014
Assets:
Investment properties, at cost	$17,186,884	$16,087,282
Less - accumulated depreciation	5,780,261	5,457,899

	11,406,623	10,629,383
Cash and cash equivalents	818,805	993,178
Tenant receivables and accrued revenue, net	354,133	362,201
Investment in unconsolidated entities, at equity	–	11,386
Deferred costs and other assets	545,850	536,600

Total assets	$13,125,411	$12,532,748

LIABILITIES AND PARTNERS' DEFICIT:
Mortgages	$13,891,041	$13,272,557
Accounts payable, accrued expenses, intangibles, and deferred revenue	985,159	1,015,334
Other liabilities	468,005	493,718

Total liabilities	15,344,205	14,781,609
Preferred units	67,450	67,450
Partners' deficit	(2,286,244)	(2,316,311)

Total liabilities and partners' deficit	$13,125,411	$12,532,748

Our Share of:
Partners' deficit	$(854,562)	$(663,700)
Add: Excess Investment (A)	1,788,749	1,875,337

Our net Investment in unconsolidated entities, at equity	$934,187	$1,211,637

Note:
The above financial presentation does not include any information related to our investment in Klépierre. For additional information, see footnote B attached hereto.

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EARNINGS RELEASE

Simon Property Group, Inc. and Subsidiaries
Unaudited Reconciliation of Non-GAAP Financial Measures (C)
(Amounts in thousands, except per share amounts)

Reconciliation of Consolidated Net Income to FFO
	FOR THE THREE MONTHS ENDED DECEMBER 31,		FOR THE TWELVE MONTHS ENDED DECEMBER 31,
	2015	2014	2015	2014
Consolidated Net Income (D)	$459,917	$475,992	$2,139,375	$1,651,526
Adjustments to Arrive at FFO:
Depreciation and amortization from consolidated properties	299,346	289,584	1,160,916	1,204,624
Our share of depreciation and amortization from unconsolidated entities, including Klépierre	137,515	138,291	533,330	549,138
Gain upon acquisition of controlling interests and sale or disposal of assets and interests in unconsolidated entities, net	(27,250)	(4,066)	(250,516)	(158,550)
Net income attributable to noncontrolling interest holders in properties	(845)	(772)	(2,984)	(2,491)
Noncontrolling interests portion of depreciation and amortization	(906)	(968)	(3,632)	(3,697)
Preferred distributions and dividends	(1,313)	(1,313)	(5,252)	(5,252)

FFO of the Operating Partnership (E)	$866,464	$896,748	$3,571,237	$3,235,298

Diluted net income per share to diluted FFO per share reconciliation:
Diluted net income per share	$1.27	$1.30	$5.88	$4.52
Depreciation and amortization from consolidated properties and our share of depreciation and amortization from unconsolidated entities, including Klépierre, net of noncontrolling interests portion of depreciation and amortization	1.20	1.18	4.67	4.82
Gain upon acquisition of controlling interests and sale or disposal of assets and interests in unconsolidated entities, net	(0.07)	(0.01)	(0.69)	(0.44)

Diluted FFO per share (F)	$2.40	$2.47	$9.86	$8.90

Details for per share calculations:
FFO of the Operating Partnership (E)	$866,464	$896,748	$3,571,237	$3,235,298
Diluted FFO allocable to unitholders	(124,266)	(130,309)	(514,044)	(469,479)

Diluted FFO allocable to common stockholders (G)	$742,198	$766,439	$3,057,193	$2,765,819

Basic and Diluted weighted average shares outstanding	309,419	310,784	310,103	310,731
Weighted average limited partnership units outstanding	51,816	52,851	52,141	52,745

Basic and Diluted weighted average shares and units outstanding	361,235	363,635	362,244	363,476

Basic and Diluted FFO per Share (F)	$2.40	$2.47	$9.86	$8.90
Percent Change	–2.8%		10.8%

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Simon Property Group, Inc. and Subsidiaries
Footnotes to Unaudited Reconciliation of Non-GAAP Financial Measures

Notes:

(A)
Excess investment represents the unamortized difference of our investment over equity in the underlying net assets of the related partnerships and joint ventures shown therein. The Company generally amortizes excess investment over the life of the related properties.

(B)
The Unaudited Joint Venture Statements of Operations do not include any operations or our share of net income or excess investment amortization related to our investment in Klépierre. Amounts included in Footnotes D below exclude our share of related activity for our investment in Klépierre. For further information on Klépierre, reference should be made to financial information in Klépierre's public filings and additional discussion and analysis in our Form 10-K and our Form 10-Q/As for the periods ending March 31, 2015, June 30, 2015 and September 30, 2015.

(C)
This report contains measures of financial or operating performance that are not specifically defined by GAAP, including FFO, FFO per share, comparable FFO per share and comparable EPS. FFO is a performance measure that is standard in the REIT business. We believe FFO provides investors with additional information concerning our operating performance and a basis to compare our performance with those of other REITs. We also use these measures internally to monitor the operating performance of our portfolio. Our computation of these non-GAAP measures may not be the same as similar measures reported by other REITs.

We determine FFO based upon the definition set forth by the National Association of Real Estate Investment Trusts ("NAREIT"). We determine FFO to be our share of consolidated net income computed in accordance with GAAP, excluding real estate related depreciation and amortization, excluding gains and losses from extraordinary items, excluding gains and losses from the sales or disposals of, or any impairment charges related to, previously depreciated retail operating properties, plus the allocable portion of FFO of unconsolidated joint ventures based upon economic ownership interest, and all determined on a consistent basis in accordance with GAAP.

We have adopted NAREIT's clarification of the definition of FFO that requires it to include the effects of nonrecurring items not classified as extraordinary, cumulative effect of accounting changes, or a gain or loss resulting from the sale or disposal of, or any impairment charges relating to, previously depreciated retail operating properties. We include in FFO gains and losses realized from the sale of land, outlot buildings, marketable and non-marketable securities, and investment holdings of non-retail real estate. However, you should understand that FFO does not represent cash flow from operations as defined by GAAP, should not be considered as an alternative to net income determined in accordance with GAAP as a measure of operating performance, and is not an alternative to cash flows as a measure of liquidity.

4Q 2015 SUPPLEMENTAL	12

(D)
Includes our share of:

-
Gains on land sales of $1.5 million and $1.2 million for the three months ended December 31, 2015 and 2014, respectively, and $6.1 million and $15.6 million for the twelve months ended December 31, 2015 and 2014, respectively.

-
Straight-line adjustments to minimum rent of $17.5 million and $14.2 million for the three months ended December 31, 2015 and 2014, respectively, and $65.7 million and $59.1 million for the twelve months ended December 31, 2015 and 2014, respectively (including $0.3 million related to WPG in 2014).

-
Amortization of fair market value of leases from acquisitions of $7.2 million and $3.7 million for the three months ended December 31, 2015 and 2014, respectively, and $17.2 million and $15.9 million for the twelve months ended December 31, 2015 and 2014, respectively (including $0.3 million related to WPG in 2014).

-
Debt premium amortization of $4.5 million and $4.9 million for the three months ended December 31, 2015 and 2014, respectively, and $22.5 million and $31.5 million for the twelve months ended December 31, 2015 and 2014, respectively (including $0.2 million related to WPG in 2014).

(E)
Includes FFO of the operating partnership related to a loss on the extinguishment of debt of $121.0 million for the three and twelve months ended December 31, 2015 and FFO related to the gain upon sale of marketable securities of $80.2 million for the twelve months ended December 31, 2015. Includes FFO of the operating partnership related to a loss on the extinguishment of debt of $127.6 million and FFO related to WPG of $108.0 million ($146.2 million from operations net of $38.2 million of transaction expenses) for the twelve months ended December 31, 2014.

(F)
Includes Basic and Diluted FFO per share related to a loss on the extinguishment of debt of $0.33 for the three and twelve months ended December 31, 2015 and FFO related to the gain upon sale of marketable securities of $0.22 for the twelve months ended December 31, 2015. Includes Basic and Diluted FFO per share related to a loss on the extinguishment of debt of $0.35 and FFO related to WPG of $0.30 ($0.40 from operations net of $0.10 of transaction expenses) for the twelve months ended December 31, 2014.

(G)
Includes Diluted FFO allocable to common stockholders related to a loss on the extinguishment of debt of $103.6 million for the three and twelve months ended December 31, 2015. Includes Diluted FFO allocable to common stockholders related to a loss on the extinguishment of debt of $109.1 million and FFO related to WPG of $92.4 million for the twelve months ended December 31, 2014.

4Q 2015 SUPPLEMENTAL	13

EARNINGS RELEASE

Simon Property Group, Inc. and Subsidiaries
Footnotes to Unaudited Reconciliation of Non-GAAP Financial Measures

(H)
Reconciliation of reported earnings per share to comparable earnings per share and FFO per share to comparable FFO per share:

	THREE MONTHS ENDED DECEMBER 31,		TWELVE MONTHS ENDED DECEMBER 31,
	2015	2014	2015	2014
Reported FFO per share	$2.40	$2.47	$9.86	$8.90
Less: Gain upon sale of marketable securities	–	–	(0.22)	–
Add: Loss on extinguishment of debt	0.33	–	0.33	0.35
Add: WPG spin-off transaction expenses	–	–	–	0.10
Less: FFO from WPG properties	–	–	–	(0.40)

Comparable FFO per share	$2.73	$2.47	$9.97	$8.95

Comparable FFO per share growth	10.5%		11.4%

	THREE MONTHS ENDED DECEMBER 31,		TWELVE MONTHS ENDED DECEMBER 31,
	2015	2014	2015	2014
Reported earnings per share[1]	$1.27	$1.30	$5.88	$4.52
Less: Gain upon sale of marketable securities	–	–	(0.22)	–
Less: Non-cash gain on equity method investment	–	–	(0.57)	–
Add: Loss on extinguishment of debt	0.33	–	0.33	0.35
Add: WPG spin-off transaction expenses	–	–	–	0.10
Less: Earnings per share from WPG properties	–	–	–	(0.18)

Comparable earnings per share	$1.60	$1.30	$5.42	$4.79

Comparable earnings per share growth	23.1%		13.2%
(1)
Twelve month period ended December 31, 2014 includes a gain on disposition of $0.37 per diluted share related to Klépierre's sale of a portfolio of 126 retail galleries.

4Q 2015 SUPPLEMENTAL	14

OVERVIEW

THE COMPANY

Simon Property Group, Inc. (NYSE:SPG) is a self-administered and self-managed real estate investment trust ("REIT"). Simon Property Group, L.P., or the Operating Partnership, is our majority-owned partnership subsidiary that owns all of our real estate properties and other assets. In this package, the terms Simon, we, our, or the Company refer to Simon Property Group, Inc., the Operating Partnership, and its subsidiaries. We are engaged primarily in the ownership, development and management of retail real estate properties including Malls, Premium Outlets®, The Mills®, and International Properties. At December 31, 2015, we owned or had an interest in 231 properties comprising 191 million square feet in North America, Asia and Europe. Additionally, at December 31, 2015, we had a 20.3% ownership interest in Klépierre, a publicly traded, Paris-based real estate company, which owns shopping centers in 16 European countries.

This package was prepared to provide operational and balance sheet information as of December 31, 2015 for the Company and the Operating Partnership.

On May 28, 2014, we completed the spin-off of 98 smaller malls and community centers to Washington Prime Group Inc. (WPG), now doing business as WP Glimcher. Results from the properties transferred to WPG (WPG properties) are included in our financial information as discontinued operations through May 28, 2014.

Certain statements made in this Supplemental Package may be deemed "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained, and it is possible that our actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks, uncertainties and other factors. Such factors include, but are not limited to: our ability to meet debt service requirements, the availability and terms of financing, changes in our credit rating, changes in market rates of interest and foreign exchange rates for foreign currencies, changes in value of investments in foreign entities, the ability to hedge interest rate and currency risk, risks associated with the acquisition, development, expansion, leasing and management of properties, general risks related to retail real estate, the liquidity of real estate investments, environmental liabilities, international, national, regional and local economic conditions, changes in market rental rates, security breaches that could compromise our information technology or infrastructure or personally identifiable data of customers of our retail properties, trends in the retail industry, relationships with anchor tenants, the inability to collect rent due to the bankruptcy or insolvency of tenants or otherwise, risks relating to joint venture properties, the intensely competitive market environment in the retail industry, costs of common area maintenance, risks related to international activities, insurance costs and coverage, the loss of key management personnel, terrorist activities, changes in economic and market conditions and maintenance of our status as a real estate investment trust. We discuss these and other risks and uncertainties under the heading "Risk Factors" in our annual and quarterly periodic reports filed with the SEC. We may update that discussion in our periodic reports, but except as required by law, we undertake no duty or obligation to update or revise these forward-looking statements, whether as a result of new information, future developments, or otherwise.

Any questions, comments or suggestions regarding this Supplemental Information should be directed to Tom Ward, Vice President of Investor Relations (tom.ward@simon.com or 317.685.7330).

REPORTING CALENDAR

Below is a list of estimated dates for future announcements of results. Dates are subject to change.

First Quarter 2016	April 26, 2016
Second Quarter 2016	July 27, 2016
Third Quarter 2016	October 26, 2016

4Q 2015 SUPPLEMENTAL	15

OVERVIEW

STOCK INFORMATION

The Company's common stock and one series of preferred stock are traded on the New York Stock Exchange under the following symbols:

Common Stock	SPG
8.375% Series J Cumulative Redeemable Preferred	SPGPrJ
CREDIT RATINGS
Standard & Poor's
Corporate	A	(Stable Outlook)
Senior Unsecured	A	(Stable Outlook)
Preferred Stock	BBB+	(Stable Outlook)
Commercial Paper	A1	(Stable Outlook)
Moody's
Senior Unsecured	A2	(Stable Outlook)
Preferred Stock	A3	(Stable Outlook)
Commercial Paper	P1	(Stable Outlook)

SENIOR UNSECURED DEBT COVENANTS (1)

	Required	Actual	Compliance

Total Debt to Total Assets (1)	≤65%	41%	Yes
Total Secured Debt to Total Assets (1)	≤50%	18%	Yes
Fixed Charge Coverage Ratio	>1.5X	4.5X	Yes
Total Unencumbered Assets to Unsecured Debt	≥125%	263%	Yes
(1)
Covenants for indentures dated June 7, 2005 and later. Total Assets are calculated in accordance with the indenture and essentially represent net operating income (NOI) divided by a 7.0% capitalization rate plus the value of other assets at cost.

OTHER INFORMATION

Commencing with our periodic filings for the quarter ended March 31, 2016, we anticipate filing quarterly reports on Form 10-Q for Simon Property Group, Inc. and Simon Property Group, L.P. on a combined basis as allowed under SEC rules.

4Q 2015 SUPPLEMENTAL	16

SELECTED FINANCIAL AND EQUITY INFORMATION
(In thousands, except as noted)

	THREE MONTHS ENDED DECEMBER 31,		TWELVE MONTHS ENDED DECEMBER 31,

	2015	2014	2015	2014
Financial Highlights
Total Revenue - Consolidated Properties	$1,380,621	$1,297,120	$5,266,103	$4,870,818
Consolidated Net Income	$459,917	$475,992	$2,139,375	$1,651,526
Net Income Attributable to Common Stockholders	$392,297	$405,048	$1,824,383	$1,405,251
Basic and Diluted Earnings per Common Share (EPS)	$1.27	$1.30	$5.88	$4.52
Funds from Operations (FFO) of the Operating Partnership(1)	$866,464	$896,748	$3,571,237	$3,235,298
Basic and Diluted FFO per Share (FFOPS)(2)	$2.40	$2.47	$9.86	$8.90
Dividends/Distributions per Share/Unit	$1.60	$1.30	$6.05	$5.15

Stockholders' Equity Information	AS OF DECEMBER 31, 2015	AS OF DECEMBER 31, 2014
Limited Partners' Units Outstanding at end of period	51,814	52,847
Common Shares Outstanding at end of period	309,421	310,788

Total Common Shares and Limited Partnership Units Outstanding at end of period	361,235	363,635

Weighted Average Limited Partnership Units Outstanding	52,141	52,745
Weighted Average Common Shares Outstanding:
Basic and Diluted - for purposes of EPS and FFOPS	310,103	310,731

Debt Information
Share of Consolidated Debt	$22,411,398	$20,773,850
Share of Joint Venture Debt	6,692,809	6,359,882

Share of Total Debt	$29,104,207	$27,133,732

Market Capitalization
Common Stock Price at end of period	$194.44	$182.11
Common Equity Capitalization, including Limited Partnership Units	70,238,495	$66,221,496
Preferred Equity Capitalization, including Limited Partnership Preferred Units	82,918	81,236

Total Equity Market Capitalization	$70,321,413	$66,302,732

Total Market Capitalization - Including Share of Total Debt	$99,425,620	$93,436,464

Debt to Total Market Capitalization	29.3%	29.0%
(1)
Includes FFO of the operating partnership related to a loss on the extinguishment of debt of $121.0 million for the three and twelve months ended December 31, 2015 and FFO related to the gain upon sale of marketable securities of $80.2 million for the twelve months ended December 31, 2015. Includes FFO of the operating partnership related to a loss on the extinguishment of debt of $127.6 million and FFO related to WPG of $108.0 million ($146.2 million from operations net of $38.2 million of transaction expenses) for the twelve months ended December 31, 2014.
(2)
Includes Basic and Diluted FFO per share related to a loss on the extinguishment of debt of $0.33 for the three and twelve months ended December 31, 2015 and FFO related to the gain upon sale of marketable securities of $0.22 for the twelve months ended December 31, 2015. Includes Basic and Diluted FFO per share related to a loss on the extinguishment of debt of $0.35 and FFO related to WPG of $0.30 ($0.40 from operations net of $0.10 of transaction expenses) for the twelve months ended December 31, 2014.

4Q 2015 SUPPLEMENTAL	17

PRO-RATA STATEMENT OF OPERATIONS
(In thousands)

	FOR THE THREE MONTHS ENDED DECEMBER 31, 2015						FOR THE

	CONSOLIDATED	NONCONTROLLING INTERESTS (1)	OUR CONSOLIDATED SHARE	OUR SHARE OF JOINT VENTURES	OUR TOTAL SHARE		THREE MONTHS ENDED DECEMBER 31, 2014 OUR TOTAL SHARE
REVENUE:
Minimum rent	$832,396	$(3,615)	$828,781	$225,321	$1,054,102		$989,010
Overage rent	70,651	(111)	70,540	23,954	94,494		106,026
Tenant reimbursements	367,921	(1,952)	365,969	93,480	459,449		435,546
Management fees and other revenues	44,792	–	44,792	–	44,792		37,081
Other income	64,861	(182)	64,679	31,303	95,982		91,084

Total revenue	1,380,621	(5,860)	1,374,761	374,058	1,748,819		1,658,747

EXPENSES:
Property operating	110,564	(960)	109,604	57,690	167,294		166,874
Depreciation and amortization	304,325	(906)	303,419	100,744	404,163		397,798
Real estate taxes	105,321	(555)	104,766	26,915	131,681		118,485
Repairs and maintenance	27,770	(196)	27,574	8,999	36,573		36,068
Advertising and promotion	36,127	(107)	36,020	10,166	46,186		46,107
Provision for credit losses	463	(7)	456	638	1,094		4,404
Home and regional office costs	42,362	–	42,362	–	42,362		37,577
General and administrative	15,147	–	15,147	–	15,147		15,116
Other	28,812	(1,077)	27,735	20,959	48,694		48,705

Total operating expenses	670,891	(3,808)	667,083	226,111	893,194		871,134

OPERATING INCOME	709,730	(2,052)	707,678	147,947	855,625		787,613
Interest expense	(230,896)	1,207	(229,689)	(66,127)	(295,816)		(301,331)
Loss on extinguishment of debt	(120,953)	–	(120,953)	–	(120,953)		–
Income and other taxes	(6,731)	–	(6,731)	–	(6,731)		(8,008)
Income from unconsolidated entities	81,517	–	81,517	(81,820)	(303)	(2)	(7,120)
Gain upon acquisition of controlling interests and sale or disposal of assets and interests in unconsolidated entities, net	27,250	–	27,250	–	27,250		4,066

CONSOLIDATED NET INCOME	459,917	(845)	459,072	–	459,072		475,220
Net income attributable to noncontrolling interests	66,786	(845)	65,941	–	65,941	(3)	69,338
Preferred dividends	834	–	834	–	834		834

NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$392,297	$–	$392,297	$–	$392,297		$405,048

RECONCILIATION OF CONSOLIDATED NET INCOME TO FFO:
Consolidated Net Income			$459,917	$–	$459,917		$475,992
Adjustments to Consolidated Net Income to Arrive at FFO:
Depreciation and amortization from consolidated properties			299,346	–	299,346		289,584
Our share of depreciation and amortization from unconsolidated entities, including Klépierre			–	137,515	137,515		138,291
Income from unconsolidated entities			(81,517)	81,517	–		–
Gain upon acquisition of controlling interests and sale or disposal of assets and interests in unconsolidated entities, net			(27,250)	–	(27,250)		(4,066)
Net income attributable to noncontrolling interest holders in properties			(845)	–	(845)		(772)
Noncontrolling interests portion of depreciation and amortization			(906)	–	(906)		(968)
Preferred distributions and dividends			(1,313)	–	(1,313)		(1,313)

FFO of the Operating Partnership			$647,432	$219,032	$866,464		$896,748

Percentage of FFO of the Operating Partnership			74.72%	25.28%	100.00%		100.00%
(1)
Represents our venture partners' share of operations from consolidated properties.
(2)
Our Total Share of income from unconsolidated entities represents our share of net results related to our investment in Klépierre.
(3)
Represents limited partners' interest in the Operating Partnership.

4Q 2015 SUPPLEMENTAL	18

PRO-RATA STATEMENT OF OPERATIONS
(In thousands)

	FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2015

	CONSOLIDATED	NONCONTROLLING INTERESTS (1)	OUR CONSOLIDATED SHARE	OUR SHARE OF JOINT VENTURES	OUR TOTAL SHARE		FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2014 OUR TOTAL SHARE
REVENUE:
Minimum rent	$3,142,347	$(13,553)	$3,128,794	$859,446	$3,988,240		$3,794,582
Overage rent	194,070	(222)	193,848	82,426	276,274		286,299
Tenant reimbursements	1,445,623	(7,915)	1,437,708	372,445	1,810,153		1,725,792
Management fees and other revenues	158,466	–	158,466	–	158,466		138,226
Other income	325,597	(774)	324,823	112,900	437,723		343,611

Total revenue	5,266,103	(22,464)	5,243,639	1,427,217	6,670,856		6,288,510

EXPENSES:
Property operating	425,983	(3,858)	422,125	234,258	656,383		653,987
Depreciation and amortization	1,177,568	(3,632)	1,173,936	389,254	1,563,190		1,552,895
Real estate taxes	432,840	(2,273)	430,567	107,403	537,970		487,329
Repairs and maintenance	101,369	(756)	100,613	34,057	134,670		132,995
Advertising and promotion	134,854	(385)	134,469	35,457	169,926		170,259
Provision for credit losses	6,635	21	6,656	1,862	8,518		15,113
Home and regional office costs	154,816	–	154,816	–	154,816		158,576
General and administrative	60,329	(1)	60,328	–	60,328		59,958
Other	102,836	(3,884)	98,952	76,621	175,573		171,886

Total operating expenses	2,597,230	(14,768)	2,582,462	878,912	3,461,374		3,402,998

OPERATING INCOME	2,668,873	(7,696)	2,661,177	548,305	3,209,482		2,885,512
Interest expense	(923,697)	4,712	(918,985)	(269,412)	(1,188,397)		(1,266,133)
Loss on extinguishment of debt	(120,953)	–	(120,953)	–	(120,953)		(127,573)
Income and other taxes	(20,170)	–	(20,170)	–	(20,170)		(28,085)
Income from unconsolidated entities	284,806	–	284,806	(278,893)	5,913	(2)	(2,355)
Gain upon acquisition of controlling interests and sale or disposal of assets and interests in unconsolidated entities, net	250,516	–	250,516	–	250,516		158,308

Consolidated income from continuing operations	2,139,375	(2,984)	2,136,391	–	2,136,391		1,619,674

Discontinued operations and gain on disposal	–	–	–	–	–		67,524
Discontinued operations transaction expenses	–	–	–	–	–		(38,163)

CONSOLIDATED NET INCOME	2,139,375	(2,984)	2,136,391	–	2,136,391		1,649,035
Net income attributable to noncontrolling interests	311,655	(2,984)	308,671	–	308,671	(3)	240,447
Preferred dividends	3,337	–	3,337	–	3,337		3,337

NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$1,824,383	$–	$1,824,383	$–	$1,824,383		$1,405,251

RECONCILIATION OF CONSOLIDATED NET INCOME TO FFO:
Consolidated Net Income			$2,139,375	$–	$2,139,375		$1,651,526
Adjustments to Consolidated Net Income to Arrive at FFO:
Depreciation and amortization from consolidated properties			1,160,916	–	1,160,916		1,204,624
Our share of depreciation and amortization from unconsolidated entities, including Klépierre			–	533,330	533,330		549,138
Income from unconsolidated entities			(284,806)	284,806	–		–
Gain upon acquisition of controlling interests and sale or disposal of assets and interests in unconsolidated entities, net			(250,516)	–	(250,516)		(158,550)
Net income attributable to noncontrolling interest holders in properties			(2,984)	–	(2,984)		(2,491)
Noncontrolling interests portion of depreciation and amortization			(3,632)	–	(3,632)		(3,697)
Preferred distributions and dividends			(5,252)	–	(5,252)		(5,252)

FFO of the Operating Partnership			$2,753,101	$818,136	$3,571,237		$3,235,298

Percentage of FFO of the Operating Partnership			77.09%	22.91%	100.00%		100.00%
(1)
Represents our venture partners' share of operations from consolidated properties.
(2)
Our Total Share of income from unconsolidated entities represents our share of net results related to our investment in Klépierre.
(3)
Represents limited partners' interest in the Operating Partnership.

4Q 2015 SUPPLEMENTAL	19

PRO-RATA BALANCE SHEET
(In thousands)

	AS OF DECEMBER 31, 2015

	CONSOLIDATED	NONCONTROLLING INTERESTS	OUR CONSOLIDATED SHARE	OUR SHARE OF JOINT VENTURES	OUR TOTAL SHARE	AS OF DECEMBER 31, 2014 OUR TOTAL SHARE
ASSETS:
Investment properties, at cost	$33,463,124	$(145,696)	$33,317,428	$10,380,159	$43,697,587	$41,213,880
Less - accumulated depreciation	9,915,386	(57,232)	9,858,154	2,678,948	12,537,102	11,510,665

	23,547,738	(88,464)	23,459,274	7,701,211	31,160,485	29,703,215
Cash and cash equivalents	701,134	(3,453)	697,681	385,615	1,083,296	1,132,675
Tenant receivables and accrued revenue, net	624,605	(2,046)	622,559	168,472	791,031	752,565
Investment in unconsolidated entities, at equity	2,481,574	–	2,481,574	(2,481,574)	–	–
Investment in Klépierre, at equity	1,943,363	–	1,943,363	–	1,943,363	1,786,477
Deferred costs and other assets	1,352,259	(5,072)	1,347,187	301,322	1,648,509	2,095,776

Total assets	$30,650,673	$(99,035)	$30,551,638	$6,075,046	$36,626,684	$35,470,708

LIABILITIES:
Mortgages and unsecured indebtedness	$22,502,173	$(90,775)	$22,411,398	$6,692,809	$29,104,207	$27,133,732
Accounts payable, accrued expenses, intangibles, and deferred revenues	1,323,801	(4,556)	1,319,245	550,342	1,869,587	1,837,316
Cash distributions and losses in partnerships and joint ventures, at equity	1,368,544	–	1,368,544	(1,368,544)	–	–
Other liabilities	214,249	(248)	214,001	200,439	414,440	522,389

Total liabilities	25,408,767	(95,579)	25,313,188	6,075,046	31,388,234	29,493,437

Commitments and contingencies
Limited partners' preferred interest in the Operating Partnership	25,537	–	25,537	–	25,537	25,537
EQUITY:
Stockholders' equity
Capital stock
Series J 8 3/8% cumulative redeemable preferred stock	43,733	–	43,733	–	43,733	44,062
Common stock, $.0001 par value	31	–	31	–	31	31
Class B common stock, $.0001 par value	–	–	–	–	–	–
Capital in excess of par value	9,384,450	–	9,384,450	–	9,384,450	9,422,237
Accumulated deficit	(4,266,930)	–	(4,266,930)	–	(4,266,930)	(4,208,183)
Accumulated other comprehensive income (loss)	(252,686)	–	(252,686)	–	(252,686)	(61,041)
Common stock held in treasury at cost	(437,134)	–	(437,134)	–	(437,134)	(103,929)

Total stockholders' equity	4,471,464	–	4,471,464	–	4,471,464	5,093,177
Noncontrolling interests	744,905	(3,456)	741,449	–	741,449	858,557

Total equity	5,216,369	(3,456)	5,212,913	–	5,212,913	5,951,734

Total liabilities and equity	$30,650,673	$(99,035)	$30,551,638	$6,075,046	$36,626,684	$35,470,708

4Q 2015 SUPPLEMENTAL	20

NET OPERATING INCOME (NOI) COMPOSITION (1)
For the Twelve Months Ended December 31, 2015

(1)
Based on our share of total NOI and does not reflect any property, entity or corporate-level debt.
(2)
Includes Klépierre, international Premium Outlets and international Designer Outlets.

4Q 2015 SUPPLEMENTAL	21

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(In thousands, except as noted)

RECONCILIATION OF NET INCOME TO NOI
The following schedule reconciles net income to NOI and provides our calculation of comparable property NOI.

	THREE MONTHS ENDED DECEMBER 31,		TWELVE MONTHS ENDED DECEMBER 31,

	2015	2014	2015	2014
Reconciliation of NOI of consolidated properties:
Consolidated Net Income	$459,917	$475,992	$2,139,375	$1,651,526
Discontinued operations	–	–	–	(67,524)
Discontinued operations transaction expenses	–	–	–	38,163
Income and other taxes	6,731	8,008	20,170	28,085
Interest expense	230,896	233,655	923,697	992,601
Income from unconsolidated entities	(81,517)	(58,301)	(284,806)	(226,774)
Loss on extinguishment of debt	120,953	–	120,953	127,573
Gain upon acquisition of controlling interests and sale or disposal of assets and interests in unconsolidated entities, net	(27,250)	(4,066)	(250,516)	(158,308)

Operating Income	709,730	655,288	2,668,873	2,385,342
Depreciation and amortization	304,325	294,458	1,177,568	1,143,827

NOI of consolidated properties	$1,014,055	$949,746	$3,846,441	$3,529,169

Reconciliation of NOI of unconsolidated entities:
Net Income	$241,036	$177,505	$822,766	$677,371
Interest expense	149,792	149,388	593,187	598,900
Gain on sale or disposal of assets and interests in unconsolidated entities	(31,397)	–	(67,176)	–
Income from operations of discontinued joint venture interests	–	–	–	(5,079)

Operating Income	359,431	326,893	1,348,777	1,271,192
Depreciation and amortization	159,358	162,059	594,973	604,199

NOI of unconsolidated entities	$518,789	$488,952	$1,943,750	$1,875,391

Total consolidated and unconsolidated NOI from continuing operations	$1,532,844	$1,438,698	$5,790,191	$5,404,560

Change in total NOI from continuing operations from prior period	6.5%		7.1%
Adjustments to NOI:
NOI of discontinued consolidated properties	–	–	–	169,828
NOI of discontinued unconsolidated properties	–	–	–	17,445

Total NOI of our portfolio	$1,532,844	$1,438,698	$5,790,191	$5,591,833

Add: Our share of NOI from Klépierre	52,804	51,507	191,551	223,013
Less: Joint venture partners' share of NOI from continuing operations	273,052	253,287	1,017,519	966,154
Less: Joint venture partners' share of NOI from discontinued operations	–	–	–	12,998

Our share of NOI	$1,312,596	$1,236,918	$4,964,223	$4,835,694

Total NOI of our portfolio	$1,532,844	$1,438,698	$5,790,191	$5,591,833
NOI from non comparable properties (1)	225,590	174,186	884,918	861,030

Total NOI of comparable properties (2)	$1,307,254	$1,264,512	$4,905,273	$4,730,803

Increase in NOI of U.S. Malls, Premium Outlets and The Mills that are comparable properties	3.4%		3.7%

(1)
NOI excluded from comparable property NOI relates to WPG properties, international properties, other retail properties, TMLP properties, any of our non-retail holdings and results of our corporate and management company operations, NOI of U.S. Malls, Premium Outlets and The Mills not owned and operated in both periods under comparison and excluded income noted in footnote 2 below.

(2)
Excludes lease termination income, interest income, land sale gains, straight line rent, above/below market rent adjustments, and the impact of significant redevelopment activities.

4Q 2015 SUPPLEMENTAL	22

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(In thousands, except as noted)

RECONCILIATION OF FFO OF THE OPERATING PARTNERSHIP TO FUNDS AVAILABLE FOR DISTRIBUTION (OUR SHARE)

	THREE MONTHS ENDED DECEMBER 31, 2015	PER SHARE AMOUNT	TWELVE MONTHS ENDED DECEMBER 31, 2015	PER SHARE AMOUNT
FFO of the Operating Partnership	$866,464	$2.40	$3,571,237	$9.86
Non-cash impacts to FFO (1)	(5,433)	(0.01)	(14,877)	(0.04)

FFO of the Operating Partnership excluding non-cash impacts	861,031	$2.39	3,556,360	$9.82
Tenant allowances	(22,001)	(0.06)	(128,524)	(0.35)
Operational capital expenditures	(59,373)	(0.17)	(132,738)	(0.37)

Funds available for distribution	$779,657	$2.16	$3,295,098	$9.10

(1)
Non-cash impacts to FFO of the Operating Partnership include:

	THREE MONTHS ENDED DECEMBER 31, 2015	TWELVE MONTHS ENDED DECEMBER 31, 2015
Deductions:
Straight-line rent	(17,508)	(65,705)
Fair value of debt amortization	(4,492)	(22,499)
Fair market value of lease amortization	(7,133)	(17,180)
Additions:
Stock based compensation expense	13,204	50,651
Mortgage, financing fee and terminated swap amortization expense	10,496	39,856

	(5,433)	(14,877)

This report contains measures of financial or operating performance that are not specifically defined by generally accepted accounting principles (GAAP) in the United States, including FFO, diluted FFO per share, funds available for distribution, net operating income (NOI), and comparable property NOI. FFO and NOI are performance measures that are standard in the REIT business. We believe FFO and NOI provide investors with additional information concerning our operating performance and a basis to compare our performance with the performance of other REITs. We also use these measures internally to monitor the operating performance of our portfolio. Our computation of these non-GAAP measures may not be the same as similar measures reported by other REITs.

The non-GAAP financial measures used in this report should not be considered as alternatives to net income as a measure of our operating performance or to cash flows computed in accordance with GAAP as a measure of liquidity nor are they indicative of cash flows from operating and financial activities. Reconciliations of other non-GAAP measures used in this report to the most-directly comparable GAAP measure are included in the tables on pages 18-19, 22 and 23 and in the Earnings Release for the latest period.

4Q 2015 SUPPLEMENTAL	23

OTHER INCOME, OTHER EXPENSE AND CAPITALIZED INTEREST
(In thousands)

	THREE MONTHS ENDED DECEMBER 31,		TWELVE MONTHS ENDED DECEMBER 31,

	2015	2014	2015	2014
Consolidated Properties
Other Income (1)
Interest and dividend income	$10,191	$7,843	$27,174	$19,096
Lease settlement income	2,623	2,042	47,991	22,085
Gains on land sales	1,153	1,035	6,479	15,262
Realized gains on sale of marketable securities	–	–	80,187	–
Other (2)	50,894	49,942	163,766	144,338

Totals	$64,861	$60,862	$325,597	$200,781

Other Expense (1)
Ground leases	$10,100	$10,419	$39,033	$39,934
Professional fees and other	18,712	18,779	63,803	51,721

Totals	$28,812	$29,198	$102,836	$91,655

Capitalized Interest (1)	THREE MONTHS ENDED DECEMBER 31,		TWELVE MONTHS ENDED DECEMBER 31,

	2015	2014	2015	2014
Interest Capitalized during the Period:
Our Share of Consolidated Properties	$8,006	$5,902	$32,637	$16,485
Our Share of Joint Venture Properties	$748	$1,015	$3,164	$1,456
(1)
Excludes WPG properties in all periods presented as those items are reported as discontinued operations.
(2)
Includes ancillary property revenues, gift cards, marketing, media, parking and sponsorship revenues and other miscellaneous income items.

4Q 2015 SUPPLEMENTAL	24

U.S. MALLS AND PREMIUM OUTLETS OPERATING INFORMATION (1)

	AS OF DECEMBER 31,

	2015	2014 (1)
Total Number of Properties	179	177
Total Square Footage of Properties (in millions)	153.3	151.5
Ending Occupancy (2):
Consolidated Assets	96.4%	97.3%
Unconsolidated Assets	95.3%	96.4%
Total Portfolio	96.1%	97.1%
Total Sales per Square Foot (PSF) (3):
Consolidated Assets	$607	$603
Unconsolidated Assets	$665	$679
Total Portfolio	$620	$619
Base Minimum Rent PSF (4):
Consolidated Assets	$47.39	$45.34
Unconsolidated Assets	$53.64	$51.89
Total Portfolio	$48.96	$47.01

Releasing Activity for the Trailing Twelve Month Period Ended:

		TOTAL RENT PSF

	SQUARE FOOTAGE OF OPENINGS	OPENING RATE PSF (5)	CLOSING RATE PSF (5)	RELEASING SPREAD (5)
12/31/15	7,384,864	$69.64	$59.02	$10.62	18.0%
9/30/15	7,469,197	$70.78	$59.78	$11.00	18.4%
6/30/15	7,323,872	$69.90	$59.03	$10.87	18.4%
3/31/15	7,378,694	$70.54	$59.35	$11.19	18.9%
12/31/14	7,560,601	$67.51	$57.92	$9.59	16.6%
Occupancy Cost as a Percentage of Sales (6):
12/31/15	12.3%
9/30/15	12.1%
6/30/15	11.9%
3/31/15	11.7%
12/31/14	11.7%
(1)
Excludes WPG properties.
(2)
Ending Occupancy is the percentage of total owned square footage (GLA) which is leased as of the last day of the reporting period. We include all company owned space except for mall anchors, mall majors, mall freestanding and mall outlots in the calculation.
(3)
Total Sales PSF is defined as total sales of the tenants open and operating in the center during the reporting period divided by the associated company owned and occupied GLA on a trailing 12-month basis. Includes tenant sales activity for all months a tenant is open within the trailing 12-month period. In accordance with the standard definition of sales for regional malls adopted by the International Council of Shopping Centers, stores with less than 10,000 square feet are included for malls and stores with less than 20,000 square feet are included for Premium Outlets for 2015.
(4)
Base Minimum Rent PSF is the average base minimum rent charge in effect for the reporting period for all tenants that would qualify to be included in Ending Occupancy as defined above.
(5)
Releasing Spread is a "same space" measure that compares opening and closing rates on individual spaces, including spaces greater than 10,000 square feet. The Opening Rate is the average of the initial cash Total Rent PSF for spaces leased during the trailing 12-month period, and includes new leases and existing tenant renewals, amendments and relocations (including expansions and downsizings). The Closing Rate is the average of the final cash Total Rent PSF as of the month the tenant terminates or closes. Total Rent PSF includes Base Minimum Rent, common area maintenance (CAM) and base percentage rent. It includes leasing activity on all spaces occupied by tenants that would qualify to be included in Ending Occupancy as defined above as long as the opening and closing dates are within 24 months of one another.
(6)
Occupancy Cost as a Percentage of Sales is the trailing 12-month Base Minimum Rent, plus all applicable ancillary charges, plus overage rent, if applicable (based on last 12 months of sales), divided by the trailing 12-month Total Sales PSF for the same tenants.

4Q 2015 SUPPLEMENTAL	25

THE MILLS AND INTERNATIONAL OPERATING INFORMATION

	AS OF DECEMBER 31,

	2015	2014
The Mills
Total Number of Properties	14	13
Total Square Footage of Properties (in millions)	20.9	19.6
Ending Occupancy (1)	98.5%	98.4%
Total Sales PSF (2)	$568	$541
Base Minimum Rent PSF (3)	$27.14	$25.43
Releasing Spread PSF (4)	$10.73	$13.05
Releasing Spread (Percentage Change) (4)	27.8%	39.9%

International Properties
Premium Outlets
Total Number of Properties	16	16
Total Square Footage of Properties (in millions)	5.9	5.5
Designer Outlets
Total Number of Properties	6	5
Total Square Footage of Properties (in millions)	1.3	1.0
Statistics for Premium Outlets in Japan (5)
Ending Occupancy	99.8%	99.1%
Total Sales PSF	¥ 101,574	¥ 94,933
Base Minimum Rent PSF	¥ 4,967	¥ 4,910
(1)
See footnote 2 on page 25 for definition, except Ending Occupancy is calculated on all company owned space.
(2)
See footnote 3 on page 25 for definition; calculation methodology is the same as for malls.
(3)
See footnote 4 on page 25 for definition.
(4)
See footnote 5 on page 25 for definition.
(5)
Information supplied by the managing venture partner; includes 9 properties.

4Q 2015 SUPPLEMENTAL	26

U.S. MALLS AND PREMIUM OUTLETS LEASE EXPIRATIONS (1)

YEAR	NUMBER OF LEASES EXPIRING	SQUARE FEET	AVG. BASE MINIMUM RENT PSF AT 12/31/15	PERCENTAGE OF GROSS ANNUAL RENTAL REVENUES (2)

Inline Stores and Freestanding
Month to Month Leases	445	1,222,938	$52.63	1.3%
2016	2,170	7,096,525	$43.78	6.1%
2017	2,588	8,667,329	$45.95	7.8%
2018	2,404	8,629,006	$48.53	8.2%
2019	1,894	7,256,147	$46.96	6.7%
2020	1,696	6,306,093	$48.16	5.9%
2021	1,356	5,615,580	$47.66	5.3%
2022	1,490	5,667,409	$50.94	5.7%
2023	1,699	6,478,381	$52.93	6.8%
2024	1,529	5,885,487	$55.17	6.3%
2025	1,492	5,463,717	$59.63	6.3%
2026 and Thereafter	622	3,314,870	$43.42	2.9%
Specialty Leasing Agreements w/ terms in excess of 12 months	921	2,385,008	$19.73	0.9%

Anchors
2016	2	191,285	$1.80	0.0%
2017	19	2,590,032	$3.04	0.1%
2018	17	2,177,984	$4.60	0.2%
2019	20	2,203,190	$5.14	0.2%
2020	24	2,835,524	$4.77	0.3%
2021	14	1,611,894	$5.19	0.2%
2022	8	957,917	$9.67	0.2%
2023	9	1,119,371	$10.29	0.2%
2024	12	703,770	$11.67	0.2%
2025	18	2,095,999	$9.56	0.4%
2026 and Thereafter	21	2,652,151	$5.52	0.3%

(1)
Does not consider the impact of renewal options that may be contained in leases.
(2)
Annual rental revenues represent domestic 2015 consolidated and joint venture combined base rental revenue excluding WPG properties.

4Q 2015 SUPPLEMENTAL	27

U.S. MALLS AND PREMIUM OUTLETS TOP TENANTS

TOP INLINE STORE TENANTS (sorted by percentage of total base minimum rent for U.S. properties)

TENANT	NUMBER OF STORES	SQUARE FEET (000's)	PERCENT OF TOTAL SQ. FT. IN U.S. PROPERTIES	PERCENT OF TOTAL BASE MINIMUM RENT FOR U.S. PROPERTIES

The Gap, Inc.	377	3,832	2.1%	3.4%
Ascena Retail Group Inc	499	2,794	1.5%	2.1%
L Brands, Inc.	298	1,786	1.0%	2.1%
Signet Jewelers, Ltd.	410	607	0.3%	1.6%
PVH Corporation	243	1,480	0.8%	1.5%
Abercrombie & Fitch Co.	181	1,293	0.7%	1.4%
Forever 21, Inc.	82	1,332	0.7%	1.3%
VF Corporation	256	1,286	0.7%	1.3%
Foot Locker, Inc.	256	1,064	0.6%	1.2%
Luxottica Group SPA	393	708	0.4%	1.2%

TOP ANCHORS (sorted by percentage of total square footage in U.S. properties) (1)

TENANT	NUMBER OF STORES	SQUARE FEET (000's)	PERCENT OF TOTAL SQ. FT. IN U.S. PROPERTIES	PERCENT OF TOTAL BASE MINIMUM RENT FOR U.S. PROPERTIES

Macy's Inc.	122	23,283	12.6%	0.4%
Sears Holdings Corporation (2)	71	11,922	6.5%	0.5%
J.C. Penney Co., Inc.	70	11,370	6.2%	0.4%
Dillard's, Inc.	38	6,839	3.7%	*
Nordstrom, Inc.	28	4,679	2.5%	0.1%
Hudson's Bay Company	15	2,004	1.1%	0.1%
Dick's Sporting Goods, Inc.	26	1,773	1.0%	0.4%
Belk, Inc.	10	1,674	0.9%	0.1%
The Neiman Marcus Group, Inc.	10	1,265	0.7%	*
Target Corporation	7	1,091	0.6%	*
The Bon-Ton Stores, Inc.	8	1,081	0.6%	*
(1)
Includes space leased and owned by anchors in U.S. Malls; does not include Bloomingdale's The Outlet Store, Neiman Marcus Last Call, Nordstrom Rack, and Saks Fifth Avenue Off 5th.
(2)
Includes 10 stores contributed to a joint venture with Seritage.
*
Less than one-tenth of one percent.

4Q 2015 SUPPLEMENTAL	28

CAPITAL EXPENDITURES
(In thousands)

		UNCONSOLIDATED PROPERTIES

	CONSOLIDATED PROPERTIES	TOTAL	OUR SHARE

New development projects	$149,667	$745,320	$266,700
Redevelopment projects with incremental square footage and/or anchor replacement	622,202	347,211	170,226
Redevelopment projects with no incremental square footage	81,085	70,275	33,178

Subtotal new development and redevelopment projects	852,954	1,162,806	470,104
Tenant allowances	100,562	57,169	27,962
Operational capital expenditures at properties:
CAM expenditures (1)	82,679	58,413	26,359
Non-CAM expenditures	16,442	17,367	7,258

Totals	$1,052,637	$1,295,755	$531,683

Conversion from accrual to cash basis	(31,713)	(136,098)	(55,845)

Capital Expenditures for the Twelve Months Ended 12/31/15 (2)	$1,020,924	$1,159,657	$475,838

Capital Expenditures for the Twelve Months Ended 12/31/14 (2)	$796,736	$740,967	$353,903

(1)
Expenditures included in the pool of expenses allocated to tenants as CAM.

(2)
Agrees with the line item "Capital expenditures" on the Combined Statements of Cash Flows for the consolidated properties. No statement of cash flows is prepared for the joint venture properties; however, the above reconciliation was completed in the same manner as the reconciliation for the consolidated properties.

4Q 2015 SUPPLEMENTAL	29

DEVELOPMENT ACTIVITY SUMMARY (1)
As of December 31, 2015
(in millions, except percent)

PLATFORM PROJECT TYPE	PROJECTED GROSS COST (2)	PROJECTED NET COST (3)	OUR SHARE OF NET COST	EXPECTED STABILIZED RATE OF RETURN	TOTAL CONSTRUCTION IN PROGRESS	OUR SHARE OF TOTAL CONSTRUCTION IN PROGRESS
Malls
New Developments	$685	$657	$212	7%	$531	$141
Redevelopments	$1,436	$1,383	$1,128	7%	$886	$744

Premium Outlets
New Developments	$659	$621	$391	10%	$219	$133
Redevelopments	$462	$429	$354	10%	$281	$271
The Mills
Redevelopments	$130	$50	$35	12%	$35	$29
Totals	$3,372	$3,140	$2,120	8%	$1,952	$1,318

Notes:

(1)
Represents projects under construction; new development and redevelopment projects with budgeted gross costs in excess of $5 million; and anchor/big box/restaurant additions with budgeted gross costs in excess of $2 million. Includes both domestic and international properties.
(2)
Projected Gross Cost includes soft costs such as architecture and engineering fees, tenant costs (allowances/leasing commissions), development, legal and other fees, marketing costs, cost of capital, and other related costs.
(3)
Projected Net Cost includes cost recoveries such as land sales, tenant reimbursements, Tax Increment Financing (TIF), CAM, and other such recoveries.
(4)
Costs and returns are based upon current budget assumptions; actual costs may vary and no assurance can be given that expected returns will be achieved.

4Q 2015 SUPPLEMENTAL	30

DEVELOPMENT ACTIVITY REPORT (1)
As of December 31, 2015

PROPERTY/ LOCATION	PROJECT DESCRIPTION	ACTUAL/ PROJECTED OPENING	COMPANY'S OWNERSHIP PERCENTAGE

Malls - New Developments
Brickell City Centre - Miami, FL	500,000 SF retail development	9/16	25%
The Shops at Clearfork - Fort Worth, TX	545,000 SF retail/office development	2/17	45%

Malls - Redevelopments
Independence Center - Independence (Kansas City), MO	Dick's Sporting Goods	2/16	100%
Roosevelt Field - Garden City (New York), NY	Redevelopment (opened 11/15) and 50,000 SF small shop expansion and addition of Neiman Marcus (2/16)	2/16	100%
Copley Place Office - Boston, MA	Wayfair expansion Phase II	4/16	94%
Dadeland Mall - Miami, FL	Dining pavilion redevelopment	4/16	50%
Montgomery Mall - North Wales (Philadelphia), PA	Redevelopment of the Wegmans wing	4/16	79%
Stanford Shopping Center - Palo Alto (San Jose), CA	Relocation of Bloomingdale's (opened 10/14), redevelopment and 120,000 SF small shop expansion (4/16)	4/16	100%
Tyrone Square - St. Petersburg, FL	Cobb 10 Luxury Theatre	4/16	100%
Woodland Hills Mall - Tulsa, OK	Texas de Brazil	4/16	95%
Fashion Centre at Pentagon City, The - Arlington, VA	Redevelopment (opened 12/15) and 50,000 SF expansion (6/16)	6/16	43%
Haywood Mall - Greenville, SC	The Cheesecake Factory	6/16	100%
Phipps Plaza Hotel - Atlanta, GA	166 room AC Hotel by Marriott	6/16	50%
Del Amo Fashion Center - Torrance (Los Angeles), CA	Phase III includes the redevelopment of the two-level and single level south mall	7/16	50%
Phipps Plaza - Atlanta, GA	319 residential units	7/16	50%
King of Prussia - King of Prussia (Philadelphia), PA	150,000 SF small shop expansion including restaurants to connect The Plaza and The Court	8/16	100%
Coddingtown Mall - Santa Rosa, CA	Nordstrom Rack	9/16	50%
Galleria, The - Houston, TX	The Webster (opened 1/16) and Yauatcha Restaurant (9/16)	9/16	50%
Mall of Georgia - Buford (Atlanta), GA	Von Maur	9/16	100%
Westchester, The - White Plains (New York), NY	Redevelopment	9/16	40%
Copley Place - Boston, MA	Southwest corridor redevelopment	10/16	94%
Galleria, The - Houston, TX	Redevelopment	11/16	50%
Galleria, The - Houston, TX	Relocation of Saks Fifth Avenue (4/16), redevelopment (4/16) and 105,000 SF small shop expansion (6/17)	6/17	50%
Copley Place - Boston, MA	Redevelopment	9/17	94%
Shops at Riverside, The - Hackensack (New York), NJ	Redevelopment of the Saks building to include an AMC Theatre	9/17	100%
College Mall - Bloomington, IN	Redevelopment including the addition of Whole Foods, Ulta and small shops	10/17	100%

4Q 2015 SUPPLEMENTAL	31

DEVELOPMENT ACTIVITY REPORT (1)
As of December 31, 2015

PROPERTY/ LOCATION	PROJECT DESCRIPTION	ACTUAL/ PROJECTED OPENING	COMPANY'S OWNERSHIP PERCENTAGE

Florida Mall, The - Orlando, FL	Redevelopment of the Saks building to an indoor/outdoor dining pavilion (opened 6/15) and small shops (11/17)	11/17	50%

Premium Outlets - New Developments
Tanger Outlets - Columbus - Columbus, OH	355,000 SF upscale Outlet Center	6/16	50%
Clarksburg Premium Outlets - Clarksburg, MD	392,000 SF upscale Premium Outlet Center	10/16	66%
Siheung Premium Outlets - Siheung (Seoul), South Korea	399,000 SF upscale Premium Outlet Center	4/17	50%

Designer Outlets - New Developments
Provence Designer Outlet - Miramas, France	269,000 SF Designer Outlet Center	3/17	90%

Premium Outlets - Redevelopments
Chicago Premium Outlets - Aurora (Chicago), IL	260,000 SF expansion (opened 8/15) and Phase I redevelopment	6/16	100%
Woodbury Common Premium Outlets - Central Valley (New York), NY	Redevelopment and 63,000 SF expansion	12/16	100%

Designer Outlets - Redevelopments
Noventa Di Piave Designer Outlet - Venice, Italy	67,000 SF Phase IV expansion	3/17	60%
Roermond Designer Outlet - Roermond, Holland	125,000 SF Phase IV expansion	4/17	29%

The Mills - Redevelopments
Potomac Mills - Woodbridge (Washington, DC), VA	Matchbox Restaurant	1/16	100%
Grapevine Mills - Grapevine (Dallas), TX	Redevelopment	3/16	59%
Arizona Mills - Tempe (Phoenix), AZ	Sports Authority relocation (opened 5/15) and addition of Legoland (4/16)	4/16	100%
Grapevine Mills - Grapevine (Dallas), TX	Round 1 Entertainment	4/16	59%
Ontario Mills - Ontario (Riverside), CA	Redevelopment including the addition of 80,000 SF of small shops and restaurants	8/16	50%
The Colonnade at Sawgrass Mills - Sunrise (Miami), FL	Matchbox Restaurant	8/16	100%
Sawgrass Mills - Sunrise (Miami), FL	Addition of two parking decks	5/18	100%
(1)
Projects listed represent projects that are under construction; new development and redevelopment projects with budgeted gross costs in excess of $5 million; and anchor/big box/restaurant additions with budgeted gross costs in excess of $2 million.

4Q 2015 SUPPLEMENTAL	32

U.S. ANCHOR/BIG BOX OPENINGS

PROPERTY NAME/LOCATION	PROPERTY TYPE	NEW TENANT	FORMER TENANT

Openings during 2015
Arizona Mills - Tempe (Phoenix), AZ	Mills	Sports Authority (1)	Saks Fifth Avenue Off 5th
Barton Creek Square - Austin, TX	Mall	The Cheesecake Factory	N/A
Columbia Center - Kennewick, WA	Mall	DSW	N/A
Del Amo Fashion Center - Los Angeles, CA	Mall	Nordstrom	N/A
		Arhaus	N/A
Domain, The - Austin, TX	Mall	Shake Shack	N/A
Florida Mall, The - Orlando, FL	Mall	Dick's Sporting Goods	Nordstrom
		Crayola Experience	Nordstrom
King of Prussia - King of Prussia (Philadelphia), PA	Mall	Grand Lux Café	N/A
King of Prussia - King of Prussia (Philadelphia), PA	Mall	Primark	Sears
Mall at Rockingham Park, The - Salem (Boston), NH	Mall	Dick's Sporting Goods	Sears (2)
McCain Mall - N. Little Rock, AR	Mall	B.J.'s Restaurant & Brewhouse	N/A
Menlo Park Mall - Edison (New York), NJ	Mall	Havana Central	Champps
Prien Lake Mall - Lake Charles, LA	Mall	Ulta	Piccadilly Cafeteria
Southdale Center - Edina (Minneapolis), MN	Mall	Dave & Buster's	N/A
		Gordmans	Marshalls
Summit Mall - Akron, OH	Mall	B.J.'s Restaurant & Brewhouse	N/A
Walt Whitman Shops - Huntington Station (New York), NY	Mall	Zara	N/A
Wolfchase Galleria - Memphis, TN	Mall	The Cheesecake Factory	N/A

Openings Projected for 2016
Arizona Mills - Tempe (Phoenix), AZ	Mills	Legoland	Sports Authority (1)
Burlington Mall - Burlington (Boston), MA	Mall	Primark	Sears (2)
Coddingtown Mall - Santa Rosa, CA	Mall	Nordstrom Rack	N/A
Columbia Center - Kennewick, WA	Mall	Home Goods	N/A
Cordova Mall - Pensacola, FL	Mall	B.J.'s Restaurant & Brewhouse	N/A
Galleria, The - Houston, TX	Mall	The Webster	N/A
		Yauatcha Restaurant	N/A
		Saks Fifth Avenue (1)	N/A

4Q 2015 SUPPLEMENTAL	33

U.S. ANCHOR/BIG BOX OPENINGS

PROPERTY NAME/LOCATION	PROPERTY TYPE	NEW TENANT	FORMER TENANT

Grapevine Mills - Grapevine (Dallas), TX	Mills	Round 1 Entertainment	Polar Ice House
Haywood Mall - Greenville, SC	Mall	The Cheesecake Factory	Panera Bread (1)
Independence Center - Independence (Kansas City), MO	Mall	Dick's Sporting Goods	N/A
Mall of Georgia - Buford (Atlanta), GA	Mall	Von Maur	Nordstrom
Meadowood Mall - Reno, NV	Mall	Dick's Sporting Goods	N/A
Ontario Mills - Ontario (Riverside), CA	Mills	Uniqlo	JC Five Star
Potomac Mills - Woodbridge (Washington, DC), VA	Mills	Matchbox Restaurant	N/A
Roosevelt Field - Garden City (New York), NY	Mall	Neiman Marcus	N/A
Penn Square - Oklahoma City, OK	Mall	Texas de Brazil	Cantina Laredo
Rockaway Townsquare - Rockaway (New York), NJ	Mall	Maggie McFly's	N/A
Sawgrass Mills - Sunrise (Miami), FL	Mills	Century 21 Department Store	VF Outlet
		Matchbox Restaurant	N/A
		TJMaxx	American Signature
South Shore Plaza - Braintree (Boston), MA	Mall	Primark	Sears (2)
South Hills Village - Pittsburgh, PA	Mall	B.J.'s Restaurant & Brewhouse	N/A
Tyrone Square - St. Petersburg (Tampa), FL	Mall	Cobb 10 Luxury Theatre	N/A
Woodland Hills Mall - Tulsa, OK	Mall	Texas de Brazil	N/A

Openings Projected for 2017 and Beyond
College Mall - Bloomington, IN	Mall	Ulta	Sears
		Whole Foods	Sears
Oasis at Sawgrass Mills - Sunrise (Miami), FL	Mills	Texas de Brazil	N/A
		Yard House	N/A
Rockaway Townsquare - Rockaway (New York), NY	Mall	Raymour & Flanigan	Sears (2)
Sawgrass Mills - Sunrise (Miami), FL	Mills	H&M	TJMaxx (1)
Shops at Riverside, The - Hackensack (New York), NJ	Mall	AMC Theatre	Saks Fifth Avenue
Southridge Mall - Greendale (Milwaukee), WI	Mall	Marcus Cinema	N/A
Tacoma Mall - Tacoma (Seattle), WA	Mall	Dick's Sporting Goods	Forever 21 (1)
(1)
Tenant has an existing store at this center but will relocate to a new location.
(2)
Tenant to remain in a portion of its existing space.

4Q 2015 SUPPLEMENTAL	34

COMMON AND PREFERRED STOCK INFORMATION

                    CHANGES IN COMMON SHARE AND LIMITED PARTNERSHIP UNIT OWNERSHIP
                    For the Period December 31, 2014 through December 31, 2015

	COMMON SHARES (1)	LIMITED PARTNERSHIP UNITS (2)
Number Outstanding at December 31, 2014	310,787,910	52,846,682
Activity During the First Nine Months of 2015:
Exchange of Limited Partnership Units for Common Stock	486,802	(486,802)
Treasury Shares Acquired Related to Stock Grant Recipients' Tax Obligations	(17,030)	–
Restricted Stock Awards and Long-Term Incentive Performance (LTIP) Units Earned (3)	63,738	401,203
Redemption of Limited Partnership Units	–	(944,359)
Repurchase of Simon Property Group Common Stock in open market	(1,903,340)	–

Number Outstanding at September 30, 2015	309,418,080	51,816,724

Fourth Quarter Activity:
Exchange of Limited Partnership Units for Common Stock	2,489	(2,489)

Number Outstanding at December 31, 2015	309,420,569	51,814,235

Number of Limited Partnership Units and Common Shares at December 31, 2015	361,234,804

                    PREFERRED STOCK/UNITS OUTSTANDING AS OF DECEMBER 31, 2015
                    ($ in 000's, except per share amounts)

ISSUER	DESCRIPTION	NUMBER OF SHARES/UNITS	PER SHARE LIQUIDATION PREFERENCE	AGGREGATE LIQUIDATION PREFERENCE	TICKER SYMBOL
Preferred Stock:
Simon Property Group, Inc.	Series J 8.375% Cumulative Redeemable (4)	796,948	$50.00	$39,847	SPGPrJ
Preferred Units:
Simon Property Group, L.P.	7.50% Cumulative Redeemable (5)	255,373	$100.00	$25,537	N/A
(1)
Excludes Limited Partnership preferred units relating to preferred stock outstanding.
(2)
Excludes units owned by the Company (shown here as Common Shares) and Limited Partnership Units not exchangeable for common shares.
(3)
Represents restricted stock awards and earned LTIP units issued pursuant to the Operating Partnership's 1998 Stock Incentive Plan, net of forfeitures.
(4)
Each share is redeemable on or after October 15, 2027. The shares are traded on the New York Stock Exchange. The closing price on December 31, 2015 was $72.00 per share.
(5)
Each preferred unit is redeemable upon the occurrence of certain tax triggering events.

4Q 2015 SUPPLEMENTAL	35

CREDIT PROFILE
(As of December 31, unless otherwise indicated)

(1)
Includes WPG properties NOI and FFO through the effective date of the WPG spin-off, net of transaction expenses related to the spin-off of WPG.
(2)
Includes a $0.35 per share charge for loss on extinguishment of debt.
(3)
Includes a $0.33 per share charge for loss on extinguishment of debt and $0.22 per share for gain upon sale of marketable securities.

4Q 2015 SUPPLEMENTAL	36

SUMMARY OF INDEBTEDNESS
As of December 31, 2015
(In thousands)

	TOTAL INDEBTEDNESS	OUR SHARE OF INDEBTEDNESS	WEIGHTED AVERAGE END OF PERIOD INTEREST RATE	WEIGHTED AVERAGE YEARS TO MATURITY
Consolidated Indebtedness
Mortgage Debt
Fixed Rate	$5,940,833	$5,850,058	5.12%	4.6
Variable Rate Debt	630,000	630,000	2.29%	1.3

Total Mortgage Debt	6,570,833	6,480,058	4.84%	4.3
Unsecured Debt
Fixed Rate	13,575,125	13,575,125	3.88%	7.2
Revolving Credit Facility - USD Currency	815,000	815,000	1.23%	3.5
Revolving Credit Facility - Euro Currency	237,814	237,814	0.80%	3.5
Revolving Credit Facility - Yen Currency	184,848	184,848	0.85%	3.5

Total Revolving Credit Facilities	1,237,662	1,237,662	1.09%	3.5
Unsecured Term Loan	240,000	240,000	1.53%	2.2
Global Commercial Paper - USD	690,593	690,593	0.43%	0.2
Global Commercial Paper - Euro	188,064	188,064	0.03%	0.3

Total Unsecured Debt	15,931,444	15,931,444	3.48%	6.6
Premium	44,735	44,735
Discount	(44,839)	(44,839)

Consolidated Mortgages and Unsecured Indebtedness (1)	$22,502,173	$22,411,398	3.87%	5.9

Joint Venture Indebtedness
Mortgage Debt
Fixed Rate	$11,574,166	$5,656,536	4.32%	6.3
Variable Rate Debt	1,591,945	729,370	2.00%	3.8
TMLP Debt (2)	720,969	304,897	–	–

Total Mortgage Debt	13,887,080	6,690,803	4.06%	6.0
Premium	3,961	2,006

Joint Venture Mortgages and Other Indebtedness (1)	$13,891,041	$6,692,809	4.06%	6.0

Our Share of Total Indebtedness		$29,104,207	3.91%	5.9

	TOTAL INDEBTEDNESS	OUR SHARE OF INDEBTEDNESS	WEIGHTED AVERAGE END OF PERIOD INTEREST RATE	WEIGHTED AVERAGE YEARS TO MATURITY
Summary of Our Share of Fixed and Variable Rate Debt
Consolidated
Fixed	90.6%	$20,303,736	4.12%	6.2
Variable	9.4%	2,107,662	1.50%	2.7

	100.0%	22,411,398	3.87%	5.9
Joint Venture
Fixed	87.0%	$5,822,937	4.32%	6.3
Variable	13.0%	869,872	2.00%	3.5

	100.0%	6,692,809	4.06%	6.0
Total Debt		$29,104,207

Total Fixed Debt	89.8%	$26,126,673	4.16%	6.3

Total Variable Debt	10.2%	$2,977,534	1.63%	2.9

(1)
Amounts give effect to outstanding derivative instruments as footnoted in the Property and Debt Information.
(2)
See footnote 23 on the Property and Debt information.

4Q 2015 SUPPLEMENTAL	37

TOTAL DEBT AMORTIZATION AND MATURITIES BY YEAR (OUR SHARE)
As of December 31, 2015
(In thousands)

Year	OUR SHARE OF UNSECURED CONSOLIDATED DEBT	WEIGHTED AVERAGE RATE OF MATURING UNSECURED CONSOLIDATED DEBT	OUR SHARE OF SECURED CONSOLIDATED DEBT	WEIGHTED AVERAGE RATE OF MATURING SECURED CONSOLIDATED DEBT	OUR SHARE OF UNCONSOLIDATED JOINT VENTURE DEBT	WEIGHTED AVERAGE RATE OF MATURING UNCONSOLIDATED JOINT VENTURE DEBT	OUR SHARE OF TOTAL DEBT	TOTAL WEIGHTED AVERAGE RATE OF MATURING DEBT

2016	1,406,231	2.28%	1,512,418	5.81%	658,878	6.20%	3,577,527	4.35%
2017	1,307,453	2.99%	1,713,030	4.96%	346,526	5.05%	3,367,009	4.18%
2018	990,000	1.51%	33,971	–	153,850	1.74%	1,177,821	1.53%
2019	2,487,662	3.78%	114,892	7.79%	297,524	2.51%	2,900,078	3.84%
2020	2,570,049	3.99%	580,974	4.47%	1,231,997	3.83%	4,383,020	4.01%
2021	1,600,000	4.27%	323,319	5.41%	965,528	4.27%	2,888,847	4.40%
2022	1,420,049	2.22%	507,251	4.13%	797,214	3.93%	2,724,514	3.12%
2023	500,000	2.75%	695,659	3.85%	392,239	3.38%	1,587,898	3.41%
2024	1,500,000	3.53%	80,492	4.57%	1,075,637	4.18%	2,656,129	3.83%
2025	600,000	3.50%	576,186	4.31%	748,285	3.68%	1,924,471	3.81%
2026	–	–	294,170	3.84%	3,901	–	298,071	3.84%
Thereafter	1,550,000	5.40%	47,696	3.85%	19,224	2.43%	1,616,920	5.24%

Face Amounts of Indebtedness	$15,931,444	3.48%	$6,480,058	4.84%	$6,690,803	4.06%	$29,102,305	3.91%
Premiums (Discounts) on Indebtedness, Net	(44,839)		44,735		2,006		1,902

Our Share of Total Indebtedness	$15,886,605		$6,524,793		$6,692,809		$29,104,207

4Q 2015 SUPPLEMENTAL	38

PROPERTY AND DEBT INFORMATION
As of December 31, 2015

							DEBT INFORMATION

				LEGAL		TOTAL	MATURITY		INTEREST		INDEBTEDNESS ($ IN 000's)
	PROPERTY NAME	STATE	CITY (CBSA)	OWNERSHIP		SQUARE FEET	DATE		RATE (1)	TYPE	TOTAL	OUR SHARE
	Malls
1.	Apple Blossom Mall	VA	Winchester	49.1%		473,103	(2)
2.	Auburn Mall	MA	Auburn	56.4%		586,242	09/01/20		6.02%	Fixed	39,136	22,061
3.	Aventura Mall (3)	FL	Miami Beach (Miami)	33.3%		2,105,023	12/01/20		3.75%	Fixed	1,200,000	400,000
							12/30/20		2.38%	Variable	4,313	1,438
4.	Avenues, The	FL	Jacksonville	25.0%	(4)	1,113,547	02/06/23		3.60%	Fixed	110,000	27,500
5.	Bangor Mall	ME	Bangor	87.6%		652,622	10/01/17		6.15%	Fixed	80,000	70,087
6.	Barton Creek Square	TX	Austin	100.0%		1,429,521	(2)
7.	Battlefield Mall	MO	Springfield	100.0%		1,201,628	09/01/22		3.95%	Fixed	124,467	124,467
8.	Bay Park Square	WI	Green Bay	100.0%		711,732	(2)
9.	Brea Mall	CA	Brea (Los Angeles)	100.0%		1,319,477	(2)
10.	Briarwood Mall	MI	Ann Arbor	50.0%		979,005	11/30/16	(6)	7.50%	Fixed	107,180	53,590
11.	Broadway Square	TX	Tyler	100.0%		627,562	(2)
12.	Burlington Mall	MA	Burlington (Boston)	100.0%		1,317,293	(2)
13.	Cape Cod Mall	MA	Hyannis	56.4%		722,482	03/06/21		5.75%	Fixed	93,642	52,787
14.	Castleton Square	IN	Indianapolis	100.0%		1,381,813	(2)
15.	Cielo Vista Mall	TX	El Paso	100.0%		1,245,876	(2)
16.	Coconut Point	FL	Estero	50.0%		1,205,033	12/10/16		5.83%	Fixed	230,000	115,000
17.	Coddingtown Mall	CA	Santa Rosa	50.0%		823,563	03/01/17	(8)	2.18%	Variable	11,250	11,250
18.	College Mall	IN	Bloomington	100.0%		636,593	(2)
19.	Columbia Center	WA	Kennewick	100.0%		772,469	(2)
20.	Copley Place	MA	Boston	94.4%	(7)	1,253,074	(2)
21.	Coral Square	FL	Coral Springs (Miami)	97.2%		943,791	(2)
22.	Cordova Mall	FL	Pensacola	100.0%		922,209	(2)
23.	Crystal Mall	CT	Waterford	78.2%		783,502	06/06/22		4.46%	Fixed	92,755	72,521
24.	Dadeland Mall	FL	Miami	50.0%		1,498,534	12/05/21		4.50%	Fixed	435,147	217,574
25.	Del Amo Fashion Center	CA	Torrance (Los Angeles)	50.0%		2,576,164	01/20/20	(8)	1.93%	Variable	510,000	255,000
26.	Domain, The	TX	Austin	100.0%		1,233,550	08/01/21		5.44%	Fixed	195,224	195,224
27.	Dover Mall	DE	Dover	68.1%		928,241	08/06/21		5.57%	Fixed	88,413	60,201
28.	Emerald Square	MA	North Attleboro (Providence, RI)	56.4%		1,022,439	08/11/22		4.71%	Fixed	108,970	61,427
29.	Empire Mall	SD	Sioux Falls	100.0%		1,125,435	12/01/25		4.31%	Fixed	190,000	190,000
30.	Falls, The	FL	Miami	50.0%		837,621	11/30/16	(6)	7.50%	Fixed	103,607	51,804
31.	Fashion Centre at Pentagon City, The	VA	Arlington (Washington, DC)	42.5%		985,407	07/01/21		5.11%	Fixed	40,000	17,000
							07/01/21		4.87%	Fixed	410,000	174,250
32.	Fashion Mall at Keystone, The	IN	Indianapolis	100.0%		711,985	(2)
33.	Fashion Valley	CA	San Diego	50.0%		1,720,549	01/04/21		4.30%	Fixed	458,069	229,032
34.	Firewheel Town Center	TX	Garland (Dallas)	100.0%		999,496	(2)
35.	Florida Mall, The	FL	Orlando	50.0%		1,702,549	09/05/20		5.25%	Fixed	343,876	171,938
36.	Forum Shops at Caesars, The	NV	Las Vegas	100.0%		679,665	(2)
37.	Galleria, The	TX	Houston	50.4%		1,896,781	03/01/25		3.55%	Fixed	1,200,000	604,440

4Q 2015 SUPPLEMENTAL	39

PROPERTY AND DEBT INFORMATION
As of December 31, 2015

							DEBT INFORMATION

				LEGAL		TOTAL	MATURITY		INTEREST		INDEBTEDNESS ($ IN 000's)
	PROPERTY NAME	STATE	CITY (CBSA)	OWNERSHIP		SQUARE FEET	DATE		RATE (1)	TYPE	TOTAL	OUR SHARE
38.	Greenwood Park Mall	IN	Greenwood (Indianapolis)	100.0%		1,288,128	08/01/16	(9)	8.00%	Fixed	74,710	74,710
39.	Haywood Mall	SC	Greenville	100.0%		1,237,008	(2)
40.	Independence Center	MO	Independence (Kansas City)	100.0%		831,338	07/10/17		5.94%	Fixed	200,000	200,000
41.	Ingram Park Mall	TX	San Antonio	100.0%		1,120,324	06/01/21		5.38%	Fixed	135,491	135,491
42.	King of Prussia	PA	King of Prussia (Philadelphia)	100.0%		2,467,133	01/01/17		7.49%	Fixed	23,906	23,906
							01/01/17		8.53%	Fixed	1,735	1,735
							01/01/17		4.50%	Fixed	50,000	50,000
43.	La Plaza Mall	TX	McAllen	100.0%		1,224,444	(2)
44.	Lakeline Mall	TX	Cedar Park (Austin)	100.0%		1,097,549	(2)
45.	Lehigh Valley Mall	PA	Whitehall	50.0%		1,180,561	07/05/20		5.88%	Fixed	129,116	64,558
46.	Lenox Square	GA	Atlanta	100.0%		1,559,575	(2)
47.	Liberty Tree Mall	MA	Danvers (Boston)	49.1%		856,043	05/06/23		3.41%	Fixed	33,238	16,332
48.	Livingston Mall	NJ	Livingston (New York)	100.0%		969,192	(2)
49.	Mall at Rockingham Park, The	NH	Salem (Boston)	28.2%		1,025,432	03/10/17		5.61%	Fixed	260,000	73,282
50.	Mall at Tuttle Crossing, The	OH	Dublin (Columbus)	50.0%		1,125,111	05/01/23		3.56%	Fixed	125,000	62,500
51.	Mall of Georgia	GA	Buford (Atlanta)	100.0%		1,818,410	(2)
52.	Mall of New Hampshire, The	NH	Manchester	56.4%		812,279	07/01/25		4.11%	Fixed	150,000	84,555
53.	McCain Mall	AR	N. Little Rock	100.0%		795,778	(2)
54.	Meadowood Mall	NV	Reno	50.0%		844,614	11/06/21		5.82%	Fixed	118,360	59,180
55.	Menlo Park Mall	NJ	Edison (New York)	100.0%		1,334,285	(2)
56.	Miami International Mall	FL	Miami	47.8%		1,083,419	02/06/24		4.42%	Fixed	160,000	76,442
57.	Midland Park Mall	TX	Midland	100.0%		622,024	09/06/22		4.35%	Fixed	80,362	80,362
58.	Miller Hill Mall	MN	Duluth	100.0%		832,509	(2)
59.	Montgomery Mall	PA	North Wales (Philadelphia)	79.4%		1,102,982	05/01/24		4.57%	Fixed	100,000	79,351
60.	North East Mall	TX	Hurst (Dallas)	100.0%		1,669,001	(2)
61.	Northgate Mall	WA	Seattle	100.0%		1,046,088	(2)
62.	Northshore Mall	MA	Peabody (Boston)	56.4%		1,591,263	07/05/23		3.30%	Fixed	261,491	147,403
63.	Ocean County Mall	NJ	Toms River (New York)	100.0%		898,150	(2)
64.	Orland Square	IL	Orland Park (Chicago)	100.0%		1,231,807	(2)
65.	Oxford Valley Mall	PA	Langhorne (Philadelphia)	85.5%		1,331,501	12/07/20		4.77%	Fixed	65,249	55,815
66.	Penn Square Mall	OK	Oklahoma City	94.5%		1,063,417	01/01/26		3.84%	Fixed	310,000	292,938
67.	Pheasant Lane Mall	NH	Nashua		(10)	979,338	(2)
68.	Phipps Plaza	GA	Atlanta	100.0%		829,430	(2)
69.	Plaza Carolina	PR	Carolina (San Juan)	100.0%		1,157,878	09/30/17	(8)	1.78%	Variable	225,000	225,000
70.	Prien Lake Mall	LA	Lake Charles	100.0%		848,573	(2)
71.	Quaker Bridge Mall	NJ	Lawrenceville	50.0%		1,083,990	04/01/16		7.03%	Fixed	10,679	5,339
							04/01/16		2.95%	Fixed	62,000	31,000
72.	Rockaway Townsquare	NJ	Rockaway (New York)	100.0%		1,245,671	(2)
73.	Roosevelt Field	NY	Garden City (New York)	100.0%		2,266,455	(2)

4Q 2015 SUPPLEMENTAL	40

PROPERTY AND DEBT INFORMATION
As of December 31, 2015

							DEBT INFORMATION

				LEGAL		TOTAL	MATURITY		INTEREST		INDEBTEDNESS ($ IN 000's)
	PROPERTY NAME	STATE	CITY (CBSA)	OWNERSHIP		SQUARE FEET	DATE		RATE (1)	TYPE	TOTAL	OUR SHARE
74.	Ross Park Mall	PA	Pittsburgh	100.0%		1,245,828	(2)
75.	Santa Rosa Plaza	CA	Santa Rosa	100.0%		692,405	(2)
76.	Shops at Chestnut Hill, The	MA	Chestnut Hill (Boston)	94.4%		468,492	11/01/23		4.69%	Fixed	120,000	113,328
77.	Shops at Mission Viejo, The	CA	Mission Viejo (Los Angeles)	51.0%		1,151,720	02/01/23		3.61%	Fixed	295,000	150,450
78.	Shops at Nanuet, The	NY	Nanuet	100.0%		757,928	(2)
79.	Shops at Riverside, The	NJ	Hackensack (New York)	100.0%		659,665	02/01/23		3.37%	Fixed	130,000	130,000
80.	Smith Haven Mall	NY	Lake Grove (New York)	25.0%	(4)	1,300,230	05/29/20	(8)	1.63%	Variable	180,000	45,000
81.	Solomon Pond Mall	MA	Marlborough (Boston)	56.4%		886,479	11/01/22		4.01%	Fixed	103,803	58,514
82.	South Hills Village	PA	Pittsburgh	100.0%		1,120,615	(2)
83.	South Shore Plaza	MA	Braintree (Boston)	100.0%		1,588,916	(2)
84.	Southdale Center	MN	Edina (Minneapolis)	100.0%		1,297,421	04/01/23		3.84%	Fixed	152,990	152,990
85.	SouthPark	NC	Charlotte	100.0%		1,676,152	08/01/16	(9)	8.00%	Fixed	184,908	184,908
86.	Southridge Mall	WI	Greendale (Milwaukee)	100.0%		1,177,109	06/06/23		3.85%	Fixed	123,922	123,922
87.	Springfield Mall (3)	PA	Springfield (Philadelphia)	50.0%		610,576	10/06/25		4.45%	Fixed	64,835	32,417
88.	Square One Mall	MA	Saugus (Boston)	56.4%		929,848	01/06/22		5.47%	Fixed	94,578	53,314
89.	St. Charles Towne Center	MD	Waldorf (Washington, DC)	100.0%		980,618	(2)
90.	St. Johns Town Center	FL	Jacksonville	50.0%		1,390,791	09/11/24		3.82%	Fixed	350,000	175,000
91.	Stanford Shopping Center	CA	Palo Alto (San Jose)	94.4%	(7)	1,230,537	(2)
92.	Stoneridge Shopping Center	CA	Pleasanton (San Francisco)	49.9%		1,299,419	11/30/16	(6)	7.50%	Fixed	213,072	106,323
93.	Summit Mall	OH	Akron	100.0%		777,669	06/10/17		5.42%	Fixed	65,000	65,000
94.	Tacoma Mall	WA	Tacoma (Seattle)	100.0%		1,334,694	(2)
95.	Tippecanoe Mall	IN	Lafayette	100.0%		862,740	(2)
96.	Town Center at Boca Raton	FL	Boca Raton (Miami)	100.0%		1,779,736	(2)
97.	Town Center at Cobb	GA	Kennesaw (Atlanta)	100.0%		1,280,866	05/01/22		4.76%	Fixed	195,052	195,052
98.	Towne East Square	KS	Wichita	100.0%		1,134,758	(2)
99.	Treasure Coast Square	FL	Jensen Beach	100.0%		876,257	(2)
100.	Tyrone Square	FL	St. Petersburg (Tampa)	100.0%		1,100,081	(2)
101.	University Park Mall	IN	Mishawaka	100.0%		918,929	(2)
102.	Walt Whitman Shops	NY	Huntington Station (New York)	100.0%		1,089,488	08/01/16	(9)	8.00%	Fixed	113,933	113,933
103.	West Town Mall	TN	Knoxville	50.0%		1,341,351	12/01/17		6.34%	Fixed	210,000	105,000
104.	Westchester, The	NY	White Plains (New York)	40.0%		820,643	05/05/20		6.00%	Fixed	345,376	138,150
105.	White Oaks Mall	IL	Springfield	80.7%		930,118	11/01/16		5.54%	Fixed	50,000	40,339
106.	Wolfchase Galleria	TN	Memphis	94.5%		1,151,673	04/01/17		5.64%	Fixed	225,000	212,616
107.	Woodfield Mall	IL	Schaumburg (Chicago)	50.0%		2,172,176	03/05/24		4.50%	Fixed	425,000	212,500
108.	Woodland Hills Mall	OK	Tulsa	94.5%		1,091,346	04/05/19		7.79%	Fixed	90,370	85,370

	Total Mall Square Footage					122,723,550

4Q 2015 SUPPLEMENTAL	41

PROPERTY AND DEBT INFORMATION
As of December 31, 2015

						DEBT INFORMATION

				LEGAL	TOTAL	MATURITY		INTEREST		INDEBTEDNESS ($ IN 000's)
	PROPERTY NAME	STATE	CITY (CBSA)	OWNERSHIP	SQUARE FEET	DATE		RATE (1)	TYPE	TOTAL	OUR SHARE
	Premium Outlets
1.	Albertville Premium Outlets	MN	Albertville (Minneapolis)	100.0%	429,061	(2)
2.	Allen Premium Outlets	TX	Allen (Dallas)	100.0%	441,781	(2)
3.	Aurora Farms Premium Outlets	OH	Aurora (Cleveland)	100.0%	285,309	(2)
4.	Birch Run Premium Outlets	MI	Birch Run (Detroit)	100.0%	680,612	04/11/16	(14)(35)	5.95%	Fixed	100,460	100,460
5.	Calhoun Premium Outlets	GA	Calhoun	100.0%	254,062	09/01/16	(15)	5.79%	Fixed	19,309	19,309
6.	Camarillo Premium Outlets	CA	Camarillo (Los Angeles)	100.0%	675,334	(2)
7.	Carlsbad Premium Outlets	CA	Carlsbad (San Diego)	100.0%	289,412	(2)
8.	Carolina Premium Outlets	NC	Smithfield (Raleigh)	100.0%	438,815	12/01/22		3.36%	Fixed	47,409	47,409
9.	Charlotte Premium Outlets	NC	Charlotte	50.0%	398,692	11/24/19	(8)	1.88%	Variable	90,000	45,000
10.	Chicago Premium Outlets	IL	Aurora (Chicago)	100.0%	688,447	(2)
11.	Cincinnati Premium Outlets	OH	Monroe (Cincinnati)	100.0%	398,729	(2)
12.	Clinton Crossing Premium Outlets	CT	Clinton	100.0%	276,227	(2)
13.	Columbia Gorge Premium Outlets (36)	OR	Troutdale (Portland)	100.0%	163,741	(2)
14.	Desert Hills Premium Outlets	CA	Cabazon (Palm Springs)	100.0%	651,065	(2)
15.	Edinburgh Premium Outlets	IN	Edinburgh (Indianapolis)	100.0%	377,734	(2)
16.	Ellenton Premium Outlets	FL	Ellenton (Tampa)	100.0%	476,481	12/01/25		4.30%	Fixed	178,000	178,000
17.	Folsom Premium Outlets	CA	Folsom (Sacramento)	100.0%	297,778	(2)
18.	Gaffney Premium Outlets	SC	Gaffney (Greenville/Charlotte)	100.0%	359,839	09/01/16	(15)	5.79%	Fixed	35,042	35,042
19.	Gilroy Premium Outlets	CA	Gilroy (San Jose)	100.0%	578,172	(2)
20.	Gloucester Premium Outlets	NJ	Blackwood (Philadelphia)	50.0%	369,652	06/19/19	(8)	1.93%	Variable	72,926	36,463
21.	Grand Prairie Premium Outlets	TX	Grand Prairie (Dallas)	100.0%	417,177	04/01/23		3.66%	Fixed	120,000	120,000
22.	Grove City Premium Outlets	PA	Grove City (Pittsburgh)	100.0%	531,289	12/01/25		4.31%	Fixed	140,000	140,000
23.	Gulfport Premium Outlets	MS	Gulfport	100.0%	300,238	12/01/25		4.35%	Fixed	50,000	50,000
24.	Hagerstown Premium Outlets	MD	Hagerstown (Baltimore/Washington, DC)	100.0%	485,004	04/11/16	(14)(35)	5.95%	Fixed	84,410	84,410
25.	Houston Premium Outlets	TX	Cypress (Houston)	100.0%	541,832	(2)
26.	Jackson Premium Outlets	NJ	Jackson (New York)	100.0%	285,498	(2)
27.	Jersey Shore Premium Outlets	NJ	Tinton Falls (New York)	100.0%	434,389	(2)
28.	Johnson Creek Premium Outlets	WI	Johnson Creek	100.0%	276,373	(2)
29.	Kittery Premium Outlets	ME	Kittery	100.0%	259,174	(2)
30.	Las Americas Premium Outlets	CA	San Diego	100.0%	555,800	06/11/16		5.84%	Fixed	174,269	174,269
31.	Las Vegas North Premium Outlets	NV	Las Vegas	100.0%	675,616	(2)
32.	Las Vegas South Premium Outlets	NV	Las Vegas	100.0%	535,407	(2)
33.	Lebanon Premium Outlets	TN	Lebanon (Nashville)	100.0%	227,283	(2)
34.	Lee Premium Outlets	MA	Lee	100.0%	224,825	09/01/16	(15)	5.79%	Fixed	48,201	48,201
35.	Leesburg Corner Premium Outlets	VA	Leesburg (Washington, DC)	100.0%	478,217	(2)
36.	Liberty Village Premium Outlets	NJ	Flemington (New York)	100.0%	162,239	(2)
37.	Lighthouse Place Premium Outlets	IN	Michigan City (Chicago, IL)	100.0%	454,730	(2)
38.	Merrimack Premium Outlets	NH	Merrimack	100.0%	408,996	07/01/23		3.78%	Fixed	128,876	128,876
39.	Napa Premium Outlets	CA	Napa	100.0%	179,176	(2)

4Q 2015 SUPPLEMENTAL	42

PROPERTY AND DEBT INFORMATION
As of December 31, 2015

						DEBT INFORMATION

				LEGAL	TOTAL	MATURITY		INTEREST		INDEBTEDNESS ($ IN 000's)
	PROPERTY NAME	STATE	CITY (CBSA)	OWNERSHIP	SQUARE FEET	DATE		RATE (1)	TYPE	TOTAL	OUR SHARE
40.	North Bend Premium Outlets	WA	North Bend (Seattle)	100.0%	223,561	(2)
41.	North Georgia Premium Outlets	GA	Dawsonville (Atlanta)	100.0%	540,310	(2)
42.	Orlando International Premium Outlets	FL	Orlando	100.0%	773,455	(2)
43.	Orlando Vineland Premium Outlets	FL	Orlando	100.0%	656,610	(2)
44.	Osage Beach Premium Outlets	MO	Osage Beach	100.0%	390,311	(2)
45.	Petaluma Village Premium Outlets	CA	Petaluma (San Francisco)	100.0%	201,666	(2)
46.	Philadelphia Premium Outlets	PA	Limerick (Philadelphia)	100.0%	549,137	(2)
47.	Phoenix Premium Outlets	AZ	Chandler (Phoenix)	100.0%	356,497	(2)
48.	Pismo Beach Premium Outlets	CA	Pismo Beach	100.0%	147,416	11/06/16	(17)	5.84%	Fixed	33,850	33,850
49.	Pleasant Prairie Premium Outlets	WI	Pleasant Prairie (Chicago, IL/	100.0%	402,537	12/01/16		6.01%	Fixed	34,560	34,560
			Milwaukee)
50.	Puerto Rico Premium Outlets	PR	Barceloneta	100.0%	350,005	09/30/17	(8)	1.78%	Variable	125,000	125,000
51.	Queenstown Premium Outlets	MD	Queenstown (Baltimore)	100.0%	289,547	11/06/16	(17)	5.84%	Fixed	66,150	66,150
52.	Rio Grande Valley Premium Outlets	TX	Mercedes (McAllen)	100.0%	604,105	(2)
53.	Round Rock Premium Outlets	TX	Round Rock (Austin)	100.0%	488,678	(2)
54.	San Francisco Premium Outlets	CA	Livermore (San Francisco)	100.0%	696,980	(2)
55.	San Marcos Premium Outlets	TX	San Marcos (Austin/San Antonio)	100.0%	732,273	(2)
56.	Seattle Premium Outlets	WA	Tulalip (Seattle)	100.0%	554,809	(2)
57.	Silver Sands Premium Outlets	FL	Destin	50.0%	451,219	06/01/22		3.93%	Fixed	100,000	50,000
58.	St. Augustine Premium Outlets	FL	St. Augustine (Jacksonville)	100.0%	329,059	(2)
59.	St. Louis Premium Outlets	MO	St. Louis (Chesterfield)	60.0%	351,513	10/06/24		4.06%	Fixed	95,000	57,000
60.	Tampa Premium Outlets	FL	Lutz (Tampa)	100.0%	441,248	(2)
61.	Tanger Outlets - Galveston/Houston (3)	TX	Texas City	50.0%	352,705	07/01/18	(8)	1.93%	Variable	65,000	32,500
62.	The Crossings Premium Outlets	PA	Tannersville	100.0%	411,717	12/01/22		3.41%	Fixed	114,827	114,827
63.	Tucson Premium Outlets	AZ	Marana (Tucson)	100.0%	367,192	(2)
64.	Twin Cities Premium Outlets	MN	Eagan	35.0%	408,944	11/06/24		4.32%	Fixed	115,000	40,250
65.	Vacaville Premium Outlets	CA	Vacaville	100.0%	440,113	(2)
66.	Waikele Premium Outlets	HI	Waipahu (Honolulu)	100.0%	219,144	(2)
67.	Waterloo Premium Outlets	NY	Waterloo	100.0%	417,823	(2)
68.	Williamsburg Premium Outlets	VA	Williamsburg	100.0%	522,201	04/11/16	(14)(35)	5.95%	Fixed	97,517	97,517
69.	Woodburn Premium Outlets	OR	Woodburn (Portland)	100.0%	389,732	(2)
70.	Woodbury Common Premium Outlets	NY	Central Valley (New York)	100.0%	869,143	(2)
71.	Wrentham Village Premium Outlets	MA	Wrentham (Boston)	100.0%	660,091	(2)

	Total U.S. Premium Outlet Square Footage				30,553,947

	Total Mall and U.S. Premium Outlet Square Footage				153,277,497

4Q 2015 SUPPLEMENTAL	43

PROPERTY AND DEBT INFORMATION
As of December 31, 2015

							DEBT INFORMATION

				LEGAL		TOTAL	MATURITY	INTEREST		INDEBTEDNESS ($ IN 000's)
	PROPERTY NAME	STATE	CITY (CBSA)	OWNERSHIP		SQUARE FEET	DATE	RATE (1)	TYPE	TOTAL	OUR SHARE
	The Mills
1.	Arizona Mills	AZ	Tempe (Phoenix)	100.0%		1,239,488	07/01/20	5.76%	Fixed	161,834	161,834
2.	Arundel Mills	MD	Hanover (Baltimore)	59.3%		1,662,860	02/06/24	4.29%	Fixed	385,000	228,113
3.	Colorado Mills	CO	Lakewood (Denver)	37.5%		1,410,712	11/01/24	4.28%	Fixed	136,000	51,000
							07/01/21	5.04%	Fixed	27,445	10,292
4.	Concord Mills	NC	Concord (Charlotte)	59.3%		1,344,807	11/01/22	3.84%	Fixed	235,000	139,261
5.	Grapevine Mills	TX	Grapevine (Dallas)	59.3%		1,780,928	10/01/24	3.83%	Fixed	268,000	158,817
6.	Great Mall	CA	Milpitas (San Jose)	100.0%		1,365,129	(2)
7.	Gurnee Mills	IL	Gurnee (Chicago)	100.0%		1,935,843	07/01/17	5.77%	Fixed	321,000	321,000
8.	Katy Mills	TX	Katy (Houston)	62.5%	(4)	1,789,953	12/06/22	3.49%	Fixed	140,000	35,000
9.	Mills at Jersey Gardens, The	NJ	Elizabeth	100.0%		1,304,142	11/01/20	3.83%	Fixed	350,000	350,000
10.	Ontario Mills	CA	Ontario (Riverside)	50.0%		1,366,633	03/05/22	4.25%	Fixed	326,521	163,260
11.	Opry Mills	TN	Nashville	100.0%		1,153,697	10/10/16	2.93%	Variable	280,000	280,000
							10/10/16	5.00%	Fixed	70,800	70,800
12.	Outlets at Orange, The	CA	Orange (Los Angeles)	50.0%		806,295	04/01/24	4.22%	Fixed	215,000	107,500
13.	Potomac Mills	VA	Woodbridge (Washington, DC)	100.0%		1,530,314	07/11/17	5.83%	Fixed	410,000	410,000
14.	Sawgrass Mills	FL	Sunrise (Miami)	100.0%		2,252,947	(2)

	Total The Mills Square Footage					20,943,748

	Lifestyle Centers
1.	ABQ Uptown	NM	Albuquerque	100.0%		230,026	(2)
2.	Hamilton Town Center	IN	Noblesville (Indianapolis)	50.0%		672,896	04/01/22	4.81%	Fixed	83,100	41,550
3.	Pier Park	FL	Panama City Beach	65.6%		895,790	(2)
4.	University Park Village	TX	Fort Worth	100.0%		160,077	05/01/28	3.85%	Fixed	55,000	55,000

	Total Lifestyle Centers Square Footage					1,958,789

	TMLP Properties
	The Esplanade, The Galleria at White Plains, Northpark Mall, Philadelphia Mills, and Sugarloaf Mills						(23)			720,969	304,897

	Total TMLP Properties Square Footage					5,748,472

	Other Properties
	Circle Centre, Florida Keys Outlet Center, Greendale Mall, Huntley Outlet Center, Lincoln Plaza, Naples Outlet Center, and Outlet Marketplace						(21)			128,000	52,043

	Total Other Properties Square Footage					2,253,694

	TOTAL U.S. SQUARE FOOTAGE (11)(24)					184,182,200

4Q 2015 SUPPLEMENTAL	44

PROPERTY AND DEBT INFORMATION
As of December 31, 2015

						DEBT INFORMATION

				LEGAL	TOTAL	MATURITY		INTEREST		INDEBTEDNESS ($ IN 000's)
	PROPERTY NAME	STATE	CITY (CBSA)	OWNERSHIP	SQUARE FEET	DATE		RATE (1)	TYPE	TOTAL	OUR SHARE
	International Properties
	AUSTRIA
1.	Parndorf Designer Outlet Phases 3 & 4	Vienna		90.0%	118,000	05/20/22	(20)	1.95%	Fixed	100,593	90,533

	Subtotal Austria Square Footage				118,000
	CANADA
2.	Premium Outlets Montréal	Montréal (Quebec)		50.0%	365,700	09/10/17	(8)(29)	2.18%	Variable	78,359	39,180
3.	Toronto Premium Outlets	Toronto (Ontario)		50.0%	358,400	06/01/22	(29)	3.13%	Fixed	122,549	61,275
4.	Vancouver Designer Outlet	Vancouver (British Columbia)		45.0%	242,000	04/01/18	(29)	2.73%	Variable	59,556	26,800

	Subtotal Canada Square Footage				966,100
	ITALY
5.	La Reggia Designer Outlet Phases 1 & 2	Marcianise (Naples)		60.0%	288,000	03/31/27	(20)	1.31%	Variable	63,335	38,001
6.	Noventa Di Piave Designer Outlet	Venice		60.0%	280,000	06/30/20	(20)	2.00%	Variable	87,471	52,483
	Phases 1, 2 & 3

	Subtotal Italy Square Footage				568,000
	JAPAN
7.	Ami Premium Outlets	Ami (Tokyo)		40.0%	315,000	09/25/23	(25)	1.83%	Fixed	67,385	26,955
8.	Gotemba Premium Outlets	Gotemba City (Tokyo)		40.0%	481,500	02/28/18	(25)	0.37%	Variable	10,896	4,358
9.	Kobe-Sanda Premium Outlets	Kobe (Osaka)		40.0%	441,000	01/31/20	(25)	0.44%	Variable	31,333	12,533
10.	Rinku Premium Outlets	Izumisano (Osaka)		40.0%	416,500	07/31/17	(25)	0.39%	Variable	11,623	4,649
11.	Sano Premium Outlets	Sano (Tokyo)		40.0%	390,800	05/31/18	(25)	0.45%	Variable	4,193	1,677
12.	Sendai-Izumi Premium Outlets	Izumi Park Town (Sendai)		40.0%	164,200	10/31/18	(25)	0.41%	Variable	9,465	3,786
13.	Shisui Premium Outlets	Shisui (Chiba)		40.0%	365,900	05/31/18	(25)	0.37%	Variable	34,870	13,948
						05/29/22	(25)	0.38%	Fixed	41,511	16,604
14.	Toki Premium Outlets	Toki (Nagoya)		40.0%	367,700	05/31/20	(25)	0.91%	Variable	5,166	2,066
						11/30/19	(25)	0.38%	Fixed	24,907	9,963
15.	Tosu Premium Outlets	Fukuoka (Kyushu)		40.0%	290,400	12/31/18	(25)	0.42%	Variable	15,442	6,177

	Subtotal Japan Square Footage				3,233,000
	KOREA
16.	Busan Premium Outlets	Busan		50.0%	360,200	06/20/22	(26)	5.44%	Fixed	68,655	34,328
						02/13/17	(26)	3.96%	Variable	48,067	24,034
17.	Paju Premium Outlets	Paju (Seoul)		50.0%	442,900	11/28/19	(26)	4.08%	Fixed	92,221	46,111
18.	Yeoju Premium Outlets	Yeoju (Seoul)		50.0%	551,600	09/06/20	(26)	4.69%	Fixed	73,423	36,712

	Subtotal South Korea Square Footage				1,354,700
	MALAYSIA
19.	Johor Premium Outlets	Johor (Singapore)		50.0%	264,400	10/14/20	(27)	5.32%	Variable	17,575	8,787

	Subtotal Malaysia Square Footage				264,400

4Q 2015 SUPPLEMENTAL	45

PROPERTY AND DEBT INFORMATION
As of December 31, 2015

						DEBT INFORMATION

				LEGAL	TOTAL	MATURITY		INTEREST		INDEBTEDNESS ($ IN 000's)
	PROPERTY NAME	STATE	CITY (CBSA)	OWNERSHIP	SQUARE FEET	DATE		RATE (1)	TYPE	TOTAL	OUR SHARE
	MEXICO
20.	Premium Outlets Punta Norte	Mexico City		50.0%	333,000	(2)

	Subtotal Mexico Square Footage				333,000
	NETHERLANDS
21.	Roermond Designer Outlet Phases 2 & 3	Roermond		90.0%	173,000	12/01/21	(20)	1.86%	Fixed	196,812	177,131

	Subtotal Netherlands Square Footage				173,000
	UNITED KINGDOM
22.	Ashford Designer Outlet	Kent		45.0%	183,000	07/31/16	(5)	2.68%	Variable	59,276	26,671

	Subtotal United Kingdom Square Footage				183,000

	TOTAL INTERNATIONAL SQUARE FOOTAGE (11)(28)				7,193,200

	TOTAL SQUARE FOOTAGE				191,375,400

	Other Secured Indebtedness:						(30)			198,530	94,023

	TOTAL SECURED INDEBTEDNESS										$13,170,861	(31)

	Our Share of Consolidated Mortgage Debt										$6,480,058

	Our Share of Joint Venture Mortgage Debt										$6,690,803

4Q 2015 SUPPLEMENTAL	46

PROPERTY AND DEBT INFORMATION
As of December 31, 2015

	DEBT INFORMATION

UNSECURED INDEBTEDNESS:	MATURITY DATE		INTEREST RATE (1)	TYPE	INDEBTEDNESS ($ IN 000's) TOTAL
Global Commercial Paper - USD	03/24/16	(32)	0.43%	Fixed	690,593
Global Commercial Paper - Euro	04/18/16	(12)(32)	0.03%	Fixed	188,064
Simon Property Group, LP (Sr. Notes)	05/01/16	(16)	6.10%	Fixed	163,298
Simon Property Group, LP (Sr. Notes)	12/01/16		5.25%	Fixed	364,276
Simon Property Group, LP (Sr. Notes)	01/30/17		2.80%	Fixed	500,000
Simon Property Group, LP (Sr. Notes)	03/01/17		5.88%	Fixed	207,453
Simon Property Group, LP (Sr. Notes)	09/15/17		2.15%	Fixed	600,000
Simon Property Group, LP (Sr. Notes)	02/01/18		1.50%	Fixed	750,000
Unsecured Term Loan	02/28/18	(8)	1.53%	Variable	240,000
Simon Property Group, LP (Sr. Notes)	02/01/19		2.20%	Fixed	600,000
Simon Property Group, LP (Sr. Notes)	04/01/19		10.35%	Fixed	650,000
Revolving Credit Facility - Euro Currency	06/30/19	(8)(13)	0.80%	Variable	237,814
Revolving Credit Facility - Yen Currency	06/30/19	(8)(19)	0.85%	Variable	184,848
Revolving Credit Facility - USD Currency	06/30/19	(8)(33)	1.23%	Variable	815,000
Simon Property Group, LP (Sr. Notes)	02/01/20		5.65%	Fixed	1,250,000
Simon Property Group, LP (Sr. Notes)	09/01/20		2.50%	Fixed	500,000
Simon Property Group, LP (Euro Sr. Notes)	10/02/20	(22)	2.38%	Fixed	820,049
Simon Property Group, LP (Sr. Notes)	03/01/21		4.38%	Fixed	900,000
Simon Property Group, LP (Sr. Notes)	12/01/21		4.13%	Fixed	700,000
Simon Property Group, LP (Sr. Notes)	03/15/22		3.38%	Fixed	600,000
Simon Property Group, LP (Sr. Notes)	11/18/22	(34)	1.38%	Fixed	820,049
Simon Property Group, LP (Sr. Notes)	02/01/23		2.75%	Fixed	500,000
Simon Property Group, LP (Sr. Notes)	02/01/24		3.75%	Fixed	600,000
Simon Property Group, LP (Sr. Notes)	10/01/24		3.38%	Fixed	900,000
Simon Property Group, LP (Sr. Notes)	09/01/25		3.50%	Fixed	600,000
Simon Property Group, LP (Sr. Notes)	02/01/40		6.75%	Fixed	600,000
Simon Property Group, LP (Sr. Notes)	03/15/42		4.75%	Fixed	550,000
Simon Property Group, LP (Sr. Notes)	10/01/44		4.25%	Fixed	400,000

Total Unsecured Indebtedness					$15,931,444	(18)

4Q 2015 SUPPLEMENTAL	47

PROPERTY AND DEBT INFORMATION
As of December 31, 2015

FOOTNOTES:

(1)
Variable rate debt interest rates are based on the following base rates as of December 31, 2015: 1M LIBOR at .43%; 1M EUR LIBOR at –.20%; 1M EURIBOR at –.21%; 3M EURIBOR at –.13%; 6M EURIBOR at –.04%; 1M YEN LIBOR at .05%; 6M YEN LIBOR at .12%; 1M CDOR at .88%; KLIBOR at 3.41% and 91 Day Korean CD rate at 1.67%.
(2)
Unencumbered asset.
(3)
This property is managed by a third party.
(4)
The Operating Partnership's direct and indirect interests in some joint venture properties are subject to preferences on distributions and/or capital allocation in favor of other partners or the Operating Partnership.
(5)
Amounts shown in USD equivalent; GBP equivalent is 40.0 million.
(6)
These three properties are secured by cross-collateralized and cross-defaulted mortgages.
(7)
The Operating Partnership receives substantially all the economic benefit of the property due to a preference or advance.
(8)
Includes applicable extensions available at our option.
(9)
These three properties are secured by cross-collateralized and cross-defaulted mortgages.
(10)
The Operating Partnership owns a mortgage note that encumbers Pheasant Lane Mall that entitles it to 100% of the economics of this property.
(11)
Does not include any other spaces in joint ventures which are not listed above.
(12)
Amount shown in USD equivalent; Euro equivalent is 172.0 million.
(13)
Amounts shown in USD equivalent; balance includes borrowings on multi-currency tranche of Euro 217.5 million.
(14)
These three properties are secured by cross-collateralized and cross-defaulted mortgages.
(15)
These three properties are secured by cross-collateralized and cross-defaulted mortgages.
(16)
Unsecured note anticipated to be repaid on February 1, 2016 (call at par date).
(17)
These two properties are secured by cross-collateralized and cross-defaulted mortgages.
(18)
Also represents our share of Total Unsecured Indebtedness.
(19)
Amounts shown in USD equivalent; balance includes borrowings on multi-currency tranche of Yen 22.3 billion.
(20)
Amounts shown in USD equivalent; Euro equivalent is 409.9 million.
(21)
Consists of three encumbered properties with interest rates ranging from 3.33% to 6.00% and maturities between 2016 and 2025.
(22)
Amount shown in USD equivalent; Euro equivalent is 750.0 million.
(23)
Includes five properties with interest rates ranging from 4.50% to 7.32% and maturities between 2016 and 2023.
(24)
Includes office space of 1,908,764 square feet including the following centers with more than 20,000 square feet of office space:

Circle Centre - 129,944 sq. ft.	Greendale Mall - 119,860 sq. ft.
Copley Place - 884,142 sq. ft.	Menlo Park Mall - 49,481 sq. ft.
Domain, The - 156,240 sq. ft.	Oxford Valley Mall - 133,876 sq. ft.
Fashion Centre at Pentagon City - 169,089 sq. ft.	Plaza Carolina - 27,398 sq. ft.
Firewheel Town Center - 75,303 sq. ft.	Southdale Center - 20,393 sq. ft.
(25)
Amounts shown in USD equivalent; Yen equivalent is 30.9 billion.
(26)
Amounts shown in USD equivalent; Won equivalent is 331.9 billion.
(27)
Amounts shown in USD equivalent; Ringgit equivalent is 75.7 million.
(28)
Does not include Klépierre.
(29)
Amount shown in USD equivalent; CAD equivalent is 361.3 million.
(30)
Consists of seven loans with interest rates ranging from 2.18% to 6.53% and maturities between 2016 and 2025.
(31)
Our share of total indebtedness includes a pro rata share of the mortgage debt on joint venture properties, including TMLP. To the extent total indebtedness is secured by a property, it is non-recourse to us, with the exception of approximately $353.7 million of payment guarantees provided by the Operating Partnership (of which $112.8 million is recoverable from our venture partner under the partnership agreement).
(32)
Reflects the latest maturity date and weighted average interest rate of all outstanding tranches of commercial paper at December 31, 2015.
(33)
The entire outstanding balance on the Revolving Credit Facility - USD was repaid on January 14, 2016.
(34)
Amount shown in USD equivalent; Euro equivalent is 750.0 million.
(35)
Loans were refinanced after December 31, 2015. These three properties are no longer secured by cross-collateralized and cross-defaulted mortgages.
(36)
The Operating Partnership sold its interest effective January 7, 2016.

4Q 2015 SUPPLEMENTAL	48